UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Royal Gold, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1660 Wynkoop Street, Suite 1000, Denver, CO 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

You are cordially invited to attend our 2014 Annual Meeting of Stockholders.  At the Annual Meeting, we will ask you to vote on:

1.              The election of the three Class III Director nominees identified in the accompanying proxy statement;

2.              The ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending June 30, 2015;

3.              The approval, on an advisory basis, of the compensation of the named executive officers; and

4.              The transaction of such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof.

You are eligible to vote at the annual meeting and any postponements or adjournments of the meeting if you are a holder of Royal Gold’s common stock or a holder of RG Exchangeco Inc. exchangeable shares at the close of business on September 17, 2014.

We began mailing our Notice of Internet Availability of Proxy Materials to stockholders on or about October 1, 2014, containing instructions on how to access our proxy materials online, and we also began mailing a full set of our proxy materials to stockholders who previously requested paper copies of the materials.  (Please see page 3 of the proxy statement for more information on how these materials will be distributed.)  Our proxy materials can also be viewed on our Company website at www.royalgold.com under “Investors — Financial Reporting — SEC Filings.”

BY ORDER OF THE BOARD OF DIRECTORS

Bruce C. Kirchhoff

Vice President, General Counsel and Secretary

October 1, 2014

Annual Meeting Information

Date:	Friday, November 14, 2014

Time:	9:00 a.m. Mountain Standard Time (MST)

Location:	Ritz-Carlton Hotel
1881 Curtis Street
Denver, Colorado 80202

YOUR VOTE IS IMPORTANT!

It is important that your shares are represented and voted at the Annual Meeting. For that reason, whether or not you expect to attend in person, please vote your shares as promptly as possible by telephone or by Internet, or by signing, dating and returning the proxy card mailed to you if you received a paper copy of this proxy statement.

Attendance at the Annual Meeting

On the day of the Annual Meeting, you will be asked to present valid picture identification such as a driver’s license or passport, and to sign-in.  Registration and seating will begin at 8:30 a.m. and the meeting will begin at 9:00 a.m. MST.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on November 14, 2014

Our Notice of Annual Meeting, Proxy Statement and related exhibits, Annual Report including our Form 10-K, electronic proxy card and any other Annual Meeting materials are available on the Internet at www.proxyvote.com together with any amendments to any of these documents.

Voting Deadlines

Holders of Royal Gold’s common stock and holders of RG Exchangeco Inc. exchangeable shares are entitled to vote in person at the Annual Meeting and any postponements or adjournments of the meeting.

Royal Gold Common Stock:  Proxies voted by mail, telephone or Internet must be received by 11:59 p.m. (Eastern Standard Time) on November 13, 2014.

RG Exchangeco Inc. Exchangeable Shares:  Proxies voted by mail, telephone or Internet must be received by 5:00 p.m. (Mountain Standard Time) on November 10, 2014.

Please see “Voting Your Shares” in the proxy statement for more detailed information.

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement.  This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting.  For more complete information regarding the Company’s 2014 performance, please review the Company’s Annual Report on Form 10-K.

MEETING AGENDA AND VOTING MATTERS

	Board Vote Recommendation	Page Reference (For more detail)
• Election of 3 Directors	FOR each Director Nominee	7
• Ratification of Ernst & Young LLP as auditor for 2015	FOR	19
• Advisory resolution to approve executive compensation	FOR	21
• Transact other business that properly comes before the meeting

DIRECTOR NOMINEES (page 8)

Stockholders are asked to elect three Class III Directors, each of whom will serve until the 2017 Annual Meeting, or until his successor is elected and qualified.

Class III Directors	Age	Director Since	Primary Occupation	Experience/ Qualifications	Independent	Committee Membership	Other Public Company Boards
M. Craig Haase	71	2007	Retired mining executive	• Board Service • Corporate Governance • Geology • Industry and Mining • Industry Association • Legal and Compliance • Risk Management	X	Compensation, Nominating and Governance Committee	0

C. Kevin McArthur	59	April 2014	Vice Chair, Chief Executive Officer and Director of Tahoe Resources Inc.	• Board Service • Business Development • CEO/Operations • Corporate Governance • Finance • Industry and Mining • International Business • Risk Management	X	Compensation, Nominating and Governance Committee	1

Christopher M.T. Thompson	66	May 2014	Retired mining executive	• Audit Committee Financial Expert • Board Service • CEO/Operations • Corporate Governance • Finance • Industry and Mining • International Business • Risk Management	X	Audit and Finance Committee	3

i

2014 COMPANY PERFORMANCE HIGHLIGHTS

The following summarizes our financial performance and other significant achievements during fiscal year 2014:

•                  We achieved an 84% total shareholder return (“TSR”), meaning that $100 invested in our common stock on July 1, 2013 would have been worth approximately $184 as of June 30, 2014, assuming the reinvestment of dividends;

•                  Mt. Milligan reached commercial production in February 2014, produced three straight quarters of volume growth, and in that time became our largest revenue generator as of the quarter ended June 30, 2014;

•                  We acquired new gold royalty or streaming interests:

•                  Gold and copper royalty at Goldcorp’s El Morro project;

•                  Expansion of our current gold royalty at Barrick’s Cortez mine;

•                  Gold royalty on the southern end of Barrick’s Goldrush project; and

•                  Gold stream at Rubicon Minerals’ Phoenix project.

•                  We maintained a strong balance sheet with over $1 billion in uncommitted liquidity and low debt levels;

•                  We expanded and extended our revolving credit facility from a $350 million facility maturing in May 2017 to a $450 million facility maturing in January 2019; and

•                  We increased our cash dividend 5% to $0.84 per share and paid $53.4 million in dividends, representing a payout ratio of 36% of operating cash flow.

GOVERNANCE HIGHLIGHTS

We are committed to strong and sustainable corporate governance which protects and promotes long-term stockholder value.  We recently expanded our governance practices and policies to include:

•                  Formalization of the role of a lead independent Director when our Chairman of the Board is not independent;

•                  Implementation of a shareholder engagement program;

•                  Adoption of a policy prohibiting our officers, Directors and employees from pledging Company stock; and

•                  Enhancement of our Board orientation program and annual Board and committee evaluation process.

BOARD OF DIRECTORS (page  8)

As a result of (1) the retirement of Stanley Dempsey (our former Chairman of the Board) in May 2014, (2) the conclusion of James W. Stuckert’s Board service in November 2013, (3) the retirement of S. Oden Howell, Jr. in March 2014, and (4) the additions of C. Kevin McArthur and Christopher M.T. Thompson as Directors, the composition of our Board of Directors has changed significantly.  The characteristics of our Board reflect the following enhanced attributes:

Independence	Average Board Tenure	Director Qualifications
All Directors other than the Chief Executive Officer are independent	The average tenure for our Directors’ service on our Board of Directors is 4.5 years	Among other qualifications, every Director has substantial industry expertise

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (page 19)

Stockholders are asked to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2015.  Below is a summary of fees paid to Ernst & Young in fiscal 2014.

FY 2014
Audit Fees	$473,913
Audit-Related Fees	$—
Tax Fees	$463,033
All Other Fees	$71,902
Total	$1,008,848

ii

2014 NEO COMPENSATION SUMMARY (page 34)

Stockholders are asked to approve, on an advisory basis, the compensation of our Named Executive Officers (“NEOs”).  The following table summarizes the total potential compensation package for fiscal 2014 for each NEO.

Name and Principal Position	Salary	Stock and Option Awards	Non-Equity Incentive Compensation	All Other Compensation	Total

Tony Jensen President and Chief Executive Officer	$593,000	$2,629,755	$675,000	$30,165	$3,927,920
Stefan Wenger Chief Financial Officer and Treasurer	$350,000	$687,264	$295,000	$36,602	$1,368,866
Bruce C. Kirchhoff Vice President, General Counsel and Secretary	$330,000	$687,264	$275,000	$31,102	$1,323,366
William Heissenbuttel Vice President, Corporate Development	$360,000	$687,264	$295,000	$32,577	$1,374,841
William M. Zisch Vice President, Operations	$350,000	$687,264	$285,000	$29,827	$1,352,091

2014 CEO TAKE HOME PAY SUMMARY (page 24)

In addition to reporting our Chief Executive Officer’s potential 2014 compensation on the date of grant in the Summary Compensation Table, we include a table showing the actual value of our CEO’s Take Home Pay.  We define “Take Home Pay” as actual base salary and actual bonus paid, the vested and in-the-money value of stock options (valued at the fiscal year-end closing stock price each year), vested restricted shares and vested performance shares.  We believe that Take Home Pay is a more accurate reflection of the actual value realized by our CEO in the relevant periods.

COMPENSATION HIGHLIGHTS (page 22)

Our compensation program is highly correlated to Company performance and emphasizes long-term compensation incentives over cash compensation.  Our compensation program is designed to:

•                  Attract and retain the highest caliber personnel on a long-term basis;

•                  Link rewards to sustainable business results;

•                  Emphasize creation of long-term stockholder value and achievement of strategic objectives;

•                  Discourage excessive risk-taking; and

•                  Encourage creativity and innovation.

Our Compensation, Nominating and Governance Committee implemented the following design elements when determining fiscal year 2014 executive compensation:

•                  Over 70% of compensation is performance-based and not guaranteed;

•                  Salaries are targeted near the 50th percentile of our benchmarking peer group, with the opportunity to receive total direct compensation between the 25th and 75th percentile depending on Company and individual performance;

•                  Short-term incentives are tied to specific business goals; and

•                  Long-term incentives align with stockholder interests and vest over a multi-year period.

IMPORTANT DATES FOR 2015 ANNUAL MEETING OF STOCKHOLDERS (page 42)

Stockholder proposals submitted for inclusion in our 2015 proxy statement pursuant to SEC Rule 14a-8 must be received by us by June 3, 2015.

Notice of stockholder proposals to be raised from the floor at the 2015 Annual Meeting of Stockholders outside of SEC Rule 14a-8 must be received by us between July 17, 2015 and August 16, 2015.

iii

General Information

ROYAL GOLD, INC.
1660 Wynkoop Street, Suite 1000
Denver, Colorado 80202

(303) 573-1660     •     www.royalgold.com

PROXY STATEMENT

2014 ANNUAL MEETING OF STOCKHOLDERS

STOCKHOLDERS ENTITLED TO VOTE

This Proxy Statement is furnished to holders of:

•                  Royal Gold, Inc. common stock (“common stock”), and

•                  RG Exchangeco Inc. (“RG Exchangeco”) exchangeable shares (“Exchangeable Shares”);

each in connection with the solicitation of proxies on behalf of the Board of Directors of Royal Gold, Inc. (the “Company” or “Royal Gold”) to be voted at the 2014 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Friday, November 14, 2014, at 9:00 a.m. MST.  Stockholders of record holding the following Royal Gold securities at the close of business on September 17, 2014 (the “Record Date”) are entitled to vote at the Annual Meeting and at all postponements and adjournments thereof:

•                  Common stock of the Company, par value $0.01 per share, of which there were 64,810,458 shares outstanding as of the Record Date and entitled to vote, and

•                  Exchangeable Shares, of which there were 380,482 shares outstanding as of the Record Date and entitled to vote pursuant to the terms of the Special Voting Preferred Stock of the Company described below.

INTERNET AVAILABILITY OF PROXY MATERIALS

We utilize the Securities and Exchange Commission (the “SEC”) rules allowing us to furnish proxy materials through a “notice and access” model via the Internet.  On or about October 1, 2014, we will furnish a Notice of Internet Availability to our stockholders of record and holders of the Exchangeable Shares containing instructions on how to access the proxy materials and to vote.  In addition, instructions on how to request a printed copy of these materials may be found in the Notice.  For more information on voting your stock, please see “Voting Your Shares” below.

VOTING YOUR SHARES

Royal Gold Common Stock

Each share of Royal Gold common stock that you own entitles you to one vote.  If you are a stockholder of record, your proxy card shows the number of shares of Royal Gold common stock that you own.  If your stock is held in the name of your broker, bank or another nominee (a “Nominee”), the Nominee holding your stock will send you a voting instruction form.  You may elect to vote in one of three methods:

•            By Phone or Internet - You may vote your shares by following the instructions on your notice card, proxy card or voting instruction form.  If you vote by telephone or via the Internet, you do not need to return your proxy card.

•            By Mail - If this proxy statement was mailed to you, or if you requested a proxy statement be mailed to you, you may vote your shares by signing and returning the enclosed proxy card or voting instruction form.  If you vote by proxy card, your “proxy” (each or any of the individuals named on the proxy card) will vote your shares as you instruct on the proxy card.  If you vote by voting instruction form, the Nominee holding your stock will vote your shares as you instruct on the voting instruction form.  If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board of Directors: (1) “FOR” the election of Directors as described herein under “Proposal 1 - Election of Directors;” (2) “FOR” ratification of the appointment of the Company’s independent registered public accountants described herein under “Proposal 2 - Ratification of Appointment of Independent Registered Public Accountants;” and (3) “FOR” a non-binding advisory vote on the compensation of the Named Executive Officers described herein under “Proposal 3 — Advisory Vote on Compensation of Named Executive Officers.”

•            In Person - You may attend the Annual Meeting and vote in person.  We will give you a ballot when you arrive.  If your stock is held in the name of a Nominee, you must present a proxy from that Nominee in order to verify that the Nominee has not voted your shares on your behalf.

RG Exchangeco Inc. Exchangeable Shares

Holders of Exchangeable Shares are receiving these proxy materials in accordance with the provisions of the Exchangeable Shares and the voting and exchange trust agreement (the “Voting Agreement”) dated February 22, 2010, among Royal Gold, RG Exchangeco Inc. and Computershare Trust Company of Canada (the “Trustee”).  Each Exchangeable Share has economic rights (such as the right to receive dividends and other distributions) that are, as nearly as practicable, equivalent to the economic rights applicable to shares of Royal Gold common stock.  The Exchangeable Shares are exchangeable at any time at the option of the holders into shares of Royal Gold common stock on a one-for-one basis.

In accordance with the Voting Agreement, holders of Exchangeable Shares are effectively provided with voting rights for each Exchangeable Share that are nearly equivalent to the voting rights applicable to a share of Royal Gold common stock, and holders are entitled to instruct the Trustee how to vote their Exchangeable Shares.  The Trustee holds one share of Special Voting Preferred Stock of the Company (the “Royal Gold Special Voting Stock”) that is entitled to vote on all matters on which the shares of Royal Gold common stock vote.  The Royal Gold Special Voting Stock has a number of votes in respect of the Annual Meeting equal to the number of Exchangeable Shares outstanding on the Record Date.  Based upon the foregoing, the Trustee will be entitled to cast up to 380,482 votes at the Annual Meeting.  However, the Trustee will exercise each vote attached to the Royal Gold Special Voting Stock only on the basis of instructions received from the holders of record of the Exchangeable Shares.  In the absence of instructions from a holder as to voting, the Trustee will not exercise any voting rights with respect to the Exchangeable Shares held by such holder.

If you are a holder of record of Exchangeable Shares, there are two ways to vote your Exchangeable Shares:

1.        By Mail - You may vote by signing and returning the enclosed voting instruction form to the Trustee.  This form permits you to instruct the Trustee to vote at the Annual Meeting.  The Trustee must receive your voting instruction by 5:00 p.m. MST on November 10, 2014, at the address indicated on the voting instruction form or for an adjourned meeting not less than 48 hours before the time set for the holding of the adjourned meeting.  This will give the Trustee time to tabulate the voting instructions and vote on your behalf.

2.       In Person - Alternatively, if you wish to attend the meeting and vote in person rather than have the Trustee exercise voting rights on your behalf, you may instruct the Trustee (by following the procedures set forth in the enclosed voting instruction form) to give you or your designee a proxy to exercise the voting rights personally at the Annual Meeting.  You may also instruct the Trustee to give a proxy to a designated representative of Royal Gold to exercise such voting rights.

Only holders of Exchangeable Shares whose names appear on the records of RG Exchangeco Inc. as the registered holders of Exchangeable Shares on the Record Date are entitled to instruct the Trustee as to how to exercise voting rights in respect of their Exchangeable Shares at the Annual Meeting.  If on the Record Date your Exchangeable Shares were held, not in your name, but rather in the name of a Nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials, if you have received them, are being forwarded to you by that Nominee.  The Nominee holding your account is considered to be the stockholder of record for purposes of instructing the Trustee as to how to vote your Exchangeable Shares.  As a beneficial owner, you have the right to direct your Nominee on how to instruct the Trustee to vote your Exchangeable Shares.

REVOCATION OF PROXY OR VOTING INSTRUCTION FORM

If you are a holder of common stock, you may revoke your proxy at any time before the proxy is voted at the Annual Meeting.  This can be done by either submitting another properly completed proxy card with a later date, sending a written notice of revocation to the Vice President, General Counsel and Secretary of the Company with a later date or by attending the Annual Meeting and voting in person.  You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy; rather you must notify a Company representative at the Annual Meeting of your desire to revoke your proxy and vote in person.  Written notice revoking a proxy should be sent to the Vice President, General Counsel and Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202.

If you are a holder of Exchangeable Shares, you have the right to revoke any instructions previously given to the Trustee by giving written notice of revocation of such instructions to the Trustee or by executing and delivering to the Trustee a later-dated voting instruction by 5:00 p.m. MST on November 7, 2014, at the address indicated on the voting instruction form or for an adjourned meeting not less than 48 hours before the time set for the holding of the adjourned meeting.

QUORUM AND VOTES REQUIRED TO APPROVE PROPOSALS

A majority of the outstanding shares of the Company’s common stock and Exchangeable Shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of the stockholders.  Abstentions and “broker non-votes” will be counted as being present in person for purposes of determining whether there is a quorum.  A “broker non-vote” occurs when a Nominee holding shares for a beneficial owner does not vote those shares on a proposal because the Nominee does not have discretionary voting authority and has not received voting instructions from the beneficial owner with respect to that proposal.

With respect to Proposal 1, in an uncontested election of Directors, the election of a Director nominee will require an affirmative vote of the majority of the votes cast with respect to that Director nominee at a meeting at which a quorum is present.  This means that the number of votes cast “FOR” a Director nominee must exceed the number of votes cast “AGAINST” that Director nominee in order for a Director to be elected at the Annual Meeting.  The Election of Directors is a “non-discretionary” item.  Therefore, if you hold your Royal Gold common stock through a Nominee and you do not instruct your Nominee how to vote with respect to the election of Directors, your Nominee cannot vote your shares on this proposal.  Abstentions and “broker non-votes” will not be counted as votes “FOR” or “AGAINST” this proposal.

With respect to Proposal 2, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present shall be the act of the stockholders.  Abstentions and “broker non-votes” will have no effect on the outcome of Proposal 2.

With respect to Proposal 3, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present shall be the act of the stockholders.  However, as discussed in further detail in Proposal 3, this proposal is advisory in nature.  Abstentions and “broker non-votes” will have no effect on the outcome of Proposal 3.

Cumulative voting is not permitted for the election of Directors. Under Delaware law, holders of common stock are not entitled to appraisal or dissenters’ rights with respect to the matters to be considered at the Annual Meeting.

TABULATION OF VOTES

Votes at the Annual Meeting will be tabulated and certified by Broadridge Financial Solutions, Inc.

SOLICITATION COSTS

In addition to solicitation of proxies by mail or by electronic data transfers, the Company’s Directors, officers or employees, without additional compensation, may make solicitations by telephone, facsimile, or personal interview.  The Company engaged Morrow & Co., LLC to assist with the solicitation of proxies for a fee of $15,000, plus expenses.  All costs of the solicitation of proxies will be borne by the Company.  The Company will also reimburse the banks and brokers for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of shares of common stock.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the beneficial ownership, as of September 17, 2014, of the Company’s common stock by each Director, the Company’s NEOs (see “Compensation Discussion and Analysis” on page 22), persons known to the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of common stock, and by all of the Company’s Directors and executive officers as a group.  Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Tony A. Jensen (1) President, Chief Executive Officer and Director	279,414	*
Gordon J. Bogden (2) Director	9,169	*
M. Craig Haase (3) Director	20,854	*
William M. Hayes (4) Chairman of the Board	25,169	*
C. Kevin McArthur(5) Director	5,644	*
Christopher M.T. Thompson(6) Director	2,144	*
Ronald J. Vance (7) Director	4,994	*
William H. Heissenbuttel (8) Vice President Corporate Development	113,213	*
Bruce C. Kirchhoff (9) Vice President, General Counsel and Secretary	100,577	*
Stefan L. Wenger (10) Chief Financial Officer and Treasurer	106,601	*
William M. Zisch (11) Vice President Operations	61,419	*
All Directors and Executive Officers as a Group including those named above (12 persons) (12)	735,823	1.13%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022 (13)	8,552,796	13.20%
Van Eck Associates Corporation 335 Madison Avenue, 19th Floor New York, New York 10017 (14)	4,565,345	7.04%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355 (15)	4,215,494	6.50%

* Less than 1% ownership of the Company’s common stock.

(1)         Includes 31,466 shares of restricted stock, 64,058 Stock Appreciation Rights (“SARs”) and options to purchase 4,342 shares of common stock that were exercisable as of September 17, 2014, or which become exercisable within 60 days from such date.

(2)         Includes 1,072 shares of restricted stock.

(3)         Includes 1,072 shares of restricted stock.

(4)         Includes 1,072 shares of restricted stock.

(5)         Includes 1,072 shares of restricted stock.

(6)         Includes 1,072 shares of restricted stock.

(7)         Includes 1,072 shares of restricted stock.

(8)         Includes 32,234 shares of restricted stock and 26,246 SARs and options to purchase 22,256 shares of common stock that were exercisable as of September 17, 2014, or which become exercisable within 60 days from such date.

(9)         Includes 32,234 shares of restricted stock and 26,246 SARs and options to purchase 21,356 shares of common stock that were exercisable as of September 17, 2014, or which become exercisable within 60 days from such date.

(10)  Includes 32,234 shares of restricted stock and 19,246 SARs and options to purchase 2,870 shares of common stock that were exercisable as of September 17, 2014, or which become exercisable within 60 days from such date.

(11)  Includes 28,900 shares of restricted stock and 19,246 SARs and options to purchase 6,756 shares of common stock that were exercisable as of September 17, 2014, or which become exercisable within 60 days from such date.

(12)  Includes 169,125 shares of restricted stock and 155,358 SARs and options to purchase 58,240 shares of common stock that were exercisable as of September 17, 2014, or which become exercisable within 60 days from such date.

(13)  As reported by BlackRock, Inc. on Form 13G/A with the SEC on January 10, 2014.  As of December 31, 2013, BlackRock, Inc. has sole dispositive power over 8,552,796 and sole voting power over 8,221,445 shares of common stock.

(14)  As reported by Van Eck Associates Corporation on Form 13G/A filed with the SEC on February 12, 2014.  As of December 31, 2013, Van Eck Associates Corporation has sole dispositive power over 4,565,345 shares of common stock, and sole voting power over 4,402,345 shares of common stock.

(15)  As reported by The Vanguard Group on Form 13G/A filed with the SEC on February 12, 2014.  As of December 31, 2013, The Vanguard Group has sole dispositive power over 4,179,050 shares of common stock, shared dispositive power over 36,444 shares of common stock and sole voting power over 40,944 shares of common stock.

Executive Officers

The following persons, as of April 7, 2014, hold the executive officer positions at Royal Gold as further described below.

Tony Jensen, 52, President, Chief Executive Officer and a Director.  See page 8.

Karli S. Anderson, 41, Vice President Investor Relations since May 2013.  Ms. Anderson has over 15 years of experience in finance, investor relations and capital markets.   She was Senior Director, Investor Relations, from August 2011 through April 2013 and Director, Investor Relations from May 2010 to August 2011 at Newmont Mining Corporation.  From February 2008 to May 2010, she served as Director Investor Relations at Coeur d’Alene Mines Corporation.  Ms. Anderson served as Director Investor Relations from January 2006 to February 2008 at Evergreen Energy Inc.  From January 2003 to January 2006 she was Director of Strategic Analysis at Policy Studies, Inc. and from 2000 to 2001 she was an Associate at Goldman Sachs Investment Research.  Ms. Anderson is currently the Chairman of the Denver Gold Group.  Ms. Anderson holds a Master of Business Administration degree with a specialization in finance from the Wharton School at the University of Pennsylvania and a Bachelor of Science degree in Telecommunications Systems from Ohio University.

William H. Heissenbuttel, 49, Vice President Corporate Development since February 2007.  Mr. Heissenbuttel was Manager Corporate Development from April 2006 through January 2007.  Mr. Heissenbuttel brings more than 25 years of corporate finance experience with 19 of those years in project and corporate finance in the metals and mining industry.  Mr. Heissenbuttel served as Senior Vice President from February 2000 to April 2006 and Vice President from 1999 to 2000 at N M Rothschild & Sons (Denver) Inc.  From 1994 to 1999, he served as Vice President and then as Group Vice President at ABN AMRO Bank N.V.  From 1987 to 1994, he was a Senior Credit Analyst and an Associate at Chemical Bank Manufacturers Hanover.  Mr. Heissenbuttel holds a Master of Business Administration degree with a specialization in finance from the University of Chicago and a Bachelor of Arts degree in Political Science and Economics from Northwestern University.

Bruce C. Kirchhoff, 55, Vice President, General Counsel since February 2007 and Secretary since July 2013.  Mr. Kirchhoff has over 25 years of experience representing hardrock and industrial minerals mining companies, as well as mineral exploration and development clients.  From January 2004 through January 2007, Mr. Kirchhoff was a partner with the law firm Carver Kirchhoff Schwarz McNab & Bailey, LLC.  From January 2003 to December 2003, Mr. Kirchhoff was a partner with the law firm Carver & Kirchhoff, LLC, and from April 1996 through December 2002, Mr. Kirchhoff was a partner in the law firm Alfers & Carver, LLC.  Prior to private practice, Mr. Kirchhoff was a senior attorney with Cyprus Amax Minerals Company from June 1986 through March 1996.  Mr. Kirchhoff holds a J.D. from the University of Denver, a Master of Science in Mineral Economics from the Colorado School of Mines, and a Bachelor of Arts degree in Anthropology from Colorado College.

Stefan L. Wenger, 41, Chief Financial Officer and Treasurer since July 2006 and Treasurer since August 2007.  Mr. Wenger was Chief Accounting Officer and Treasurer of the Company from April 2003 until June 2006.  Mr. Wenger was a manager with PricewaterhouseCoopers LLP from June 2002 until March 2003.  From September 2000 until June 2002, he was a manager with Arthur Andersen LLP.  Mr. Wenger has over 18 years of experience in the mining and natural resources industries working in various financial roles.  He is a member of the Board of Trustees of the American Exploration and Mining Association where he currently serves on the Executive Committee as the Treasurer.  Mr. Wenger holds a Bachelor of Science degree in Business Administration from Colorado State University, has completed the General Management Program at the Harvard Business School, and is a certified public accountant.  He is a member of the Colorado Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

William M. Zisch, 57, Vice President Operations since March 2009.  Mr. Zisch has more than 30 years of experience in the mining industry.  Prior to joining Royal Gold, Mr. Zisch spent 12 years working for Newmont on both domestic and international assignments in technical, operating and executive positions.  From 2007 to 2009, he served as Vice President of Planning for Newmont, from 2005 to 2007 as Vice President - African Operations and from 2003 to 2005 as Group Executive and Managing Director of West African Operations, from 2001 to 2003 as Operations Manager and Assistant General Manager of Minera Yanacocha in Peru and from 1997 to 2001 as Director, Business Development and Planning and as Chief Mine Engineer, International Operations.  Prior to his tenure at Newmont, Mr. Zisch spent 16 years with FMC Gold and FMC Company where he held several positions in coal and gold operations and strategic sourcing roles in the company’s Chemical Group.  He is a member of the Board of Directors of the Nevada Mining Association and past Chairman and current Director of the Colorado Mining Association.  Mr. Zisch holds a Master of Business Administration from the Wharton School at the University of Pennsylvania and a Bachelor of Science degree in Mining Engineering from the Colorado School of Mines.

Proposal #1: Election of Class III Directors

The Company’s Board of Directors consists of three classes of Directors, with each class of Directors serving for a three-year term and until their successors are duly elected and qualified.  The Company’s current Class I Directors are Messrs. Bogden and Jensen; the Class II Directors are Messrs. Hayes and Vance; and the Class III Directors are Messrs. Haase, McArthur and Thompson.

If the proxy is properly completed and received in time for the Annual Meeting, and if the proxy does not indicate otherwise, the represented shares will be voted “FOR” M. Craig Haase, C. Kevin McArthur and Christopher M.T. Thompson as Class III Directors of the Company.  If any of the nominees for election as a Class III Director should refuse or be unable to serve (an event that is not anticipated), the proxy will be voted for a substitute nominee who is designated by the Board of Directors.  Each Class III Director elected shall serve until the 2017 Annual Meeting, or until his successor is elected and qualified.

VOTE REQUIRED FOR APPROVAL

The Company’s Amended and Restated Bylaws (“Bylaws”) require that each Director be elected by the majority of votes cast at a meeting at which a quorum is present with respect to such Director in uncontested elections.  This means that the number of shares voted “FOR” a Director nominee must exceed the votes cast “AGAINST” that Director nominee.  In a contested election (a situation in which the number of nominees exceeds the number of Directors to be elected), the standard for election of Directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors.  This year’s election is expected to be an uncontested election, and the majority vote standard will apply.  If a nominee who is serving as a Director is not elected at the Annual Meeting, Delaware law provides that the Director would continue to serve on the Board as a “holdover Director.”  Under the Company’s Bylaws, each Director nominee who is serving as a Director has submitted a conditional resignation that becomes effective if such Director is not elected and the Board accepts the resignation. In that situation, the CNG Committee would make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether to take other action.  The Board of Directors will act on the CNG Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Absent a determination by the Board that it is in the best interest of the Company for a Director who has failed to be elected to remain on the Board, the Board will accept the resignation.  The Director who tenders his resignation will not participate in the decision of the Board of Directors.  If a nominee who was not already serving as a Director fails to receive a majority of votes cast with respect to his election at the Annual Meeting, Delaware law provides that the nominee does not serve on the Board as a “holdover Director.”  All of the Class III Director nominees are currently serving on the Board of Directors.

Information concerning the nominees for election as Directors is set forth below under “Board of Directors.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

EACH OF THE CLASS III DIRECTOR NOMINEES.

Board of Directors

Below, we provide the names, position with the Company, periods of service and experience of the Company’s Directors.  The persons who are nominated for election as Class III Directors at the Annual Meeting are indicated with an asterisk *.  Each Director brings a strong and unique background and skillset to the Board, such as board service, leadership experience, finance experience and industry experience in the areas of mining, operations, manufacturing, marketing, law and international business.  The qualifications and experience of our Directors are summarized on page 12.

WILLIAM M. HAYES	Class II Director (Term expires 2016)

Independent Director since 2008	Retired Mining Executive
Chairman of the Board of Directors since May 2014
Chairman of the Audit and Finance Committee
Audit Committee Financial Expert

Mr. Hayes, 69, served in various management positions with Placer Dome Inc. from 1988 to 2006.  He was Executive Vice President for Project Development and Corporate Affairs from 2004 to 2006. From 2000 to 2004, he served as Executive Vice President for USA and Latin America, and from 1994 to 2000 as Executive Vice President for Latin America.  During this period (2000-2004), he served as President of Compania Mantos de Oro (La Coipa) and Compania Minera Zaldivar (Zaldivar Mine).  From 1991 to 1994, he served as Chief Executive Officer of Mantos de Ore, Chile, at the La Coipa mine, and was Chief Financial Officer from 1988 to 1991.  Mr. Hayes also served as Vice President and Treasurer of Placer Dome Inc. from 1991 to 1994.  From 1972 to 1987, Mr. Hayes served in various financial positions with Exxon Corporation.  Mr. Hayes holds a Bachelor of Arts and Master of Arts degree in International Management from the American Graduate School of International Management and a Bachelor of Arts degree in Political Science from the University of San Francisco.

Qualifications and Experience

Board Service — Currently Chairman of the Board of Directors and Chairman of the Audit and Finance Committee of Royal Gold.  A Director (since 2006) of Antofogasta PLC, a FTSE 100 Company listed on the London Stock Exchange, engaged in mining, transportation, water distribution and energy. Senior Independent Director, Audit Committee Chairman and member of the Nomination Committee and Remuneration Committee of Antofogasta PLC since June 2011. Subsidiary Board membership of Antofogasta: Chairman and Director of Tethyan Copper Company, a fifty-fifty joint venture between Antofogasta and Barrick related to the Reko Diq Project in Pakistan.

Leadership Experience, Finance Experience and International Business Experience - The Board of Directors has determined that Mr. Hayes is an Audit Committee Financial Expert. Prior service as Executive Vice President for U.S. and Latin America, Placer Dome Inc.; Executive Vice President, Project Development and Corporate Relations, Placer Dome Inc.; Vice President and Treasurer, Placer Dome Inc.; and Regional Treasurer and Controller, Exxon Minerals.

Industry Experience - Previously served as President of the Mining Council in Chile and President of the Gold Institute in Washington, D.C.

Mining Experience - Previously responsible for six operating mines in Chile and the U.S. and five development projects in the U.S., Chile, Dominican Republic and Africa.

Marketing - Extensive experience in project development and corporate affairs.

TONY A. JENSEN	Class I Director (Term expires in 2015)

Director (non-independent) since 2004	President and Chief Executive Officer of Royal Gold, Inc.

Mr. Jensen, 52, has been President and Chief Executive Officer of the Company since July 2006. Previously he was President and Chief Operating Officer of the Company from August 2003 until June 2006.  Mr. Jensen has over 30 years of mining industry experience, including 18 years with Placer Dome Inc.  His corporate and operations experience was developed both in the United States and Chile where he occupied several senior management positions in mine production, corporate development and finance.  Before joining the Company, he was the Mine General Manager of the Cortez Joint Venture from August 1999 to June 2003.  Mr. Jensen was Director, Finance and Strategic Growth and Treasurer for Placer Dome Latin America from 1998 to 1999 and SubGerente General de Operaciόnes for Compania Minera Mantos de Oro, a subsidiary of Placer Dome Latin America from 1995 to 1998.  Mr. Jensen holds a Bachelor of Science degree in Mining Engineering from South Dakota School of Mines and Technology, and a Certificate of Finance from Golden Gate University.

Qualifications and Experience

Board Service — Currently a Director of Royal Gold, a Director and a member of the Audit Committee of Golden Star Resources Ltd. (“Golden Star”), Director of the National Mining Association (“NMA”) and a member of the NMA Finance Committee, Director of the World Gold Council, prior Chairman and member of the Industrial Advisory Board and current member of the Advisory Board of the South Dakota School of Mines and Technology.

Leadership Experience - Extensive operations, corporate, and executive experience managing professional teams and large work forces with Placer Dome Inc., and current corporate and executive experience as President and Chief Executive Officer of Royal Gold.

Finance Experience - Actively involved in the financial review of Royal Gold’s results as well as prior experience as Director, Finance and Strategic Growth, and Treasurer of Placer Dome Latin America, and current member of Golden Star’s Audit Committee and NMA’s Finance Committee.  Experience raising capital in the debt and equity markets for Royal Gold.

Industry, Mining and International Business Experience - In addition to the active board memberships noted above, prior Chairman and Director of the Nevada Mining Association, Director of the Colorado Mining Association, and member of the University of Colorado Center for Commodities Advisory Board as well as extensive industry, mining, acquisition, and international business experience through various roles with Royal Gold and Placer Dome Inc., including a foreign assignment in Chile from 1995 to 1999.

Operations - Prior domestic and international experience as mine engineer, operations supervisor, and mine general manager while based at three mining operations for Placer Dome Inc., as well as exploration, review, development and acquisition assignments at various other operations and properties.

Marketing - Extensive experience in corporate development for Royal Gold and Placer Dome.

GORDON J. BOGDEN	Class I Director (Term expires 2015)

Independent Director since August 2011	President and CEO of Avanti Mining Inc.
Audit and Finance Committee Member
Audit Committee Financial Expert

Mr. Bogden, 56, has served as President and Chief Executive Officer of Avanti Mining Inc., a mining company, since March 2014.  He was formerly the Vice Chairman, Mining & Metals, Standard Chartered Bank, which acquired Gryphon Partners Canada Inc., an independent investment bank that Mr. Bogden co-founded, and where he was President and Managing Partner, from October 2008 to July 2012.  From October 2003 to October 2007, he was Vice Chairman and Head of Global Metals and Mining at National Bank Financial Inc.  Mr. Bogden served as President and Managing Director, Beacon Group Advisors Inc. from 2001 to 2003, Director, Investment Banking for Newcrest Capital Inc. from 1999 to 2000, Managing Director, N M Rothschild (Canada) from 1997 to 1999, and Managing Director, CIBC Wood Gundy Securities Inc. from 1990 to 1997.  Mr. Bogden holds a Bachelor of Science (Engineering) degree in geophysics from Queen’s University and the Institute of Corporate Directors Designation from the Rotman School of Management, University of Toronto. He is a member of the Professional Engineers Ontario.

Qualifications and Experience

Board Service — Currently a member of the Audit and Finance Committee and a Director of Royal Gold.  He is currently a Director of Avanti Mining Inc. and Orvana Minerals Corp., and a previous board member of:  International Royalty Corporation, Aeroquest International Limited, Canplats Resources Corp., Camino Minerals Corp., IAMGold Corporation, Defiance Mining Corporation, BacTech Enviromet Corporation, High River Gold Ltd., NexGen Energy Ltd., Explorations Miniére du Nord Ltée, and Volta Resources Inc.

Finance and International Business Experience — The Board of Directors has determined that Mr. Bogden is an Audit Committee Financial Expert.  Mr. Bogden has experience as a corporate advisor to mining companies on strategy and mergers and acquisitions, experience in raising capital in the international debt and equity markets, prior service as Vice Chairman, Mining & Metals, Standard Chartered Bank; Vice Chairman and Head of Global Metals and Mining for National Bank Financial Inc.; President and Managing Partner of Gryphon Partners Canada Inc.; President of Beacon Group Advisors Inc.; Managing Director of N M Rothschild & Sons (Canada) Limited; and Managing Director, Mining Group for CIBC Wood Gundy Securities.

Leadership Experience — Extensive experience building businesses and managing professional teams focused on advisory assignments for Boards of Directors and senior management for some of the largest mining companies in the world on mergers, acquisitions, and restructurings.

Industry and Mining Experience — Geophysicist and engineer designing and managing mining exploration and development programs for international mining companies.

* M. CRAIG HAASE	Class III Director Nominee (Term expires 2014)

Independent Director since 2007	Retired Mining Executive
Chairman of the CNG Committee

Mr. Haase, 71, served as Director, Executive Vice President and Chief Legal Officer of Franco-Nevada Mining Corporation, a publicly-traded precious metals royalty company, for more than 15 years prior to its merger with Newmont Mining Corporation in 2002.  He served as a Director of Newmont from March 2002 until he retired in May 2003.  He served as Director, Executive Vice President and Chief Legal Officer of Euro-Nevada Mining Corporation from 1987 to 1999 when Euro-Nevada merged with Franco-Nevada. Mr. Haase was also Chairman, Chief Executive Officer and Director of Gold Marketing Corporation of America, Inc., a physical gold export company, from 1994 to 2002.  Mr. Haase served as Vice Chairman of both Franco-Nevada Mining Corporation, Inc. (1990-2002) and Euro-Nevada Mining Corporation, Inc. (1990-1999). He was engaged in private law practice from 1971 to 1990 (the last nine years as senior and managing partner of M. Craig Haase Ltd., a law firm, and Haase and Harris Ltd., a law firm), with an emphasis in mining and commercial law and litigation.  Mr. Haase holds a J.D. from the University of Illinois and a Bachelor of Arts degree in Geology from Northwestern University.

Qualifications and Experience

Board Service — Currently Chairman of the CNG Committee and a Director of Royal Gold.  Previous board member of Newmont Mining, Euro-Nevada, Franco-Nevada and Gold Marketing Corporation of America.

Leadership Experience - Prior service as Chief Executive Officer, Executive Vice President and Chief Legal Officer of international mining companies.  Senior and managing partner of Haase and Harris, a law firm, from 1984 to 1990.

Industry and Mining Experience - More than 20 years of executive experience in the mining industry.

Law - Extensive experience as a practicing attorney, with more than 35 years representing numerous international mining companies in property management, acquisition and merger transactions, mining finance, capital acquisition, credit transactions, and litigation.

Geology - Research geologist with U.S. Army Corps of Engineers for two years.

Industry Association Participation - Past Director of Western State Colorado University Foundation; past Advisory Director of Professional Land and Resource Management Program at Western State Colorado University; past Vice Chairman of Hard Minerals Committee of the American Bar Association; past Trustee-at-Large of the Rocky Mountain Mineral Law Foundation and member of the Executive Committee; past Director of Nevada Mining Association; and past Director of Northwest Mining Association; member of the Nevada State, U.S. District Court, Ninth Circuit Court of Appeals, U.S. Tax Court, and U.S. Supreme Court bars.

*C. KEVIN MCARTHUR	Class III Director Nominee (Term expires in 2014)

Independent Director since March 2014	Vice Chair, CEO and a Director of Tahoe Resources Inc.
CNG Committee Member

Mr. McArthur, 59, founded Tahoe Resources Inc. and served as its President and Chief Executive Officer from 2009 to early 2014.  He is currently Vice Chair, Chief Executive Officer and a Director of Tahoe Resources Inc.  He was President, Chief Executive Officer and a director of Goldcorp Inc. from 2006 until his retirement in 2008. He was President and Chief Executive Officer of Glamis Gold Ltd. from 1998 and served in a variety of management positions with Glamis until its acquisition by Goldcorp in 2006.  Prior to working with Glamis, Mr. McArthur held various operating and engineering positions with BP Minerals and Homestake Mining Company.  Mr. McArthur holds a B.S. in Mining Engineering from the University of Nevada.  He also served as a director of Pembrook Mining Corp. and as chairman of Pembrook’s audit committee, governance committee and compensation committee.

Qualifications and Experience

Board Service — Currently a member of the CNG Committee and a Director of Royal Gold.  He has also served as a director of Tahoe Resources Inc. since 2009, and is a past director of Goldcorp Inc., Glamis Gold Inc., Consolidated Thompson Iron Mines Limited, Cloud Peak Energy Inc. and Pembrook Mining Corp.  Prior Board assignments included serving as the chairman of: the Pembrook audit committee, the Pembrook and Consolidated Thompson governance committees, the Cloud Peak health, safety, environment and communities committee and the Consolidated Thompson special committee during an M&A transaction, and serving on the Pembrook and Consolidated Thompson compensation committees and the Cloud Peak governance and nominating committees.

Leadership Experience - Extensive experience as a president and chief executive officer of international mining companies since 1998.  He was also a director of Cloud Peak Energy (2009 until 2010) and Thompson Consolidated Iron Ore (2009 until 2011).

Industry and Mining Experience - More than 15 years of CEO experience in the mining business; 30 years of operational, senior management and executive experience in the mining industry including mine financing, mine construction and operations, mining engineering and mergers and acquisitions.

Marketing — Extensive experience in corporate development for Tahoe Resources and previously, Goldcorp and Glamis Gold Ltd.

*CHRISTOPHER M.T. THOMPSON	Class III Director Nominee (Term expires 2014)

Independent Director since May 2014	Retired Mining Executive
Audit and Finance Committee Member
Audit Committee Financial Expert

Mr. Thompson, 66, is a member of the boards of Jacobs Engineering Group Inc., Teck Resources Limited and Golden Star Resources Ltd.  He is also a member of the Colorado School of Mines Foundation Board of Governors. He served as the Chairman of Gold Fields Limited from 1998 to 2005 and as Chairman and CEO from 1998 to 2002. He was Chairman of the World Gold Council from 2002 to 2005. From 1992 to 1998 he was the Founder and CEO of Castle Group, which managed three venture capital funds that employed various structures, including royalties, to finance the development of new gold mines.  Mr. Thompson received his undergraduate Bachelor’s degree in law and economics from Rhodes University, South Africa, and a Master’s Degree in Management Studies from Bradford University in the UK.

Qualifications and Experience

Board Service — Currently a member of the Audit and Finance Committee and a Director of Royal Gold.  Also currently a member of the boards of Jacobs Engineering, Teck Resources and Golden Star Resources, and a member of the Colorado School of Mines Foundation Board of Governors.  Previously, he served as chairman of Gold Fields Limited from 1998 to 2005 and as chairman and CEO from 1998 to 2002, and was chairman of the World Gold Council from 2002 to 2005.

Leadership Experience — Extensive board and CEO experience with international mining organizations since 1985 and board experience in serving as a director for over 25 public gold mining companies.

International Mining Experience — More than 40 years’ experience in international gold producing operations, gold mining investment and venture capital fields.

Finance Experience — The Board of Directors has determined that Mr. Thompson is an Audit Committee Financial Expert.  Extensive experience evaluating new mining projects; member of the Company’s Audit and Finance Committee; member of the audit committee for Jacobs Engineering; founder and CEO of Castle Group which managed three venture capital funds that employed various structures, including royalties, to finance development of new gold mines.

Marketing — Extensive experience in corporate development for Gold Fields, Castle Group and numerous board positions.

RONALD J. VANCE	Class II Director (Term expires 2016)

Independent Director since April 2013	Retired Mining Executive
CNG Committee Member

Mr. Vance, 62, retired as Senior Vice President, Corporate Development for Teck Resources Limited in early 2014, which position he had held since 2006.  From March 2000 to December 2005, he was Managing Director/Senior Advisor of Rothschild Inc. and from October 1991 to February 2000 he was Managing Director of Rothschild (Denver) Inc.  Mr. Vance served as Vice President Project Development from 1989 to 1991 and Vice President Marketing from 1983 to 1989 for Newmont Mining Corporation.  From 1978 to 1983 he was Director, Copper Sales and Manager, Specialty Copper Sales for Amax Copper Inc.  Mr. Vance holds a Master of Business Administration degree from Columbia University and a Bachelor of Arts degree from Hobart College.

Qualifications and Experience

Board Service — Currently a member of the CNG Committee and a Director of Royal Gold.

Finance and International Business Experience — Expertise in managing the generation, negotiation and execution of complex, large-scale transactions.  Experience in building strategic commercial relationships with a broad range of international companies and developing and executing corporate and structured financing arrangements.

Leadership Experience — Extensive experience as a senior executive of international mining companies and Managing Director of an investment banking team.

Industry and Mining Experience - More than 20 years of executive experience in the mining industry.

Marketing — Extensive experience in corporate development, strategic planning, project development and marketing of precious metals.

SUMMARY OF DIRECTOR QUALIFICATIONS AND EXPERIENCE

DIRECTOR QUALIFICATIONS AND EXPERIENCE	Gordon J. Bogden	M. Craig Haase	William M. Hayes	Tony A. Jensen	C. Kevin McArthur	Christopher M.T. Thompson	Ronald J. Vance
Audit Committee Financial Expert	•		•			•
Board Service on Public Companies	•	•	•	•	•	•	•
Business Development and Marketing			•	•	•	•	•
CEO/Administration and Operations Experience	•	•	•	•	•	•
Corporate Governance Experience	•	•	•	•	•	•	•
Finance Experience	•		•	•	•	•	•
Geology, Geophysics and Mining Engineering	•	•		•	•
Industry and Mining Experience	•	•	•	•	•	•	•
Industry Association Participation		•	•	•		•
International Business Experience	•	•	•	•	•	•	•
Leadership Experience	•	•	•	•	•	•	•
Legal and Compliance Experience		•
Reputation in the Industry	•	•	•	•	•	•	•
Risk Management	•	•	•	•	•	•	•

BOARD OF DIRECTORS COMPOSITION AND PRACTICES

Meetings and Attendance

During the fiscal year ended June 30, 2014 (“fiscal year 2014”), the Board of Directors held four regular meetings, three of which included executive sessions of the independent Directors, seven special meetings and took action twice by unanimous written consent.  Each Director attended, in person or by telephone, at least 75% of the aggregate number of meetings of the Board of Directors and of the Committee(s) of the Board of Directors on which he served. It is the Company’s policy that each Director attends each Annual Meeting.  All of the Directors, except Messrs. McArthur and Thompson (who had not yet joined the Board), attended last year’s Annual Meeting.

Independence of Directors

The Board of Directors has determined that each Director, except for Mr. Jensen, who is the President and Chief Executive Officer of the Company, is “independent” under the listing standards of the NASDAQ Stock Exchange (“NASDAQ”).  The Board of Directors has determined that the Directors designated as “independent” have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a Director.

Board Structure

The Board of Directors does not have a prescribed policy on whether the roles of the Chairman and Chief Executive Officer should be separate or combined, but recognizes the value to the Company of having a non-executive Chairman.  Mr. Hayes has served as Chairman of the Board since May 2014, as Chairman of the Audit and Finance Committee since November 2013, and as a Director of the Company since 2008.  The Board of Directors has determined that Mr. Hayes is “independent” under the NASDAQ listing standards and that no relationship exists that would impair Mr. Hayes’s independence.

On December 31, 2012, a new Toronto Securities Exchange (“TSX”) requirement took effect, providing that all directors of a TSX listed company must stand for re-election at each annual general meeting of stockholders.  Royal Gold applied for and received a waiver of this requirement from the TSX in 2013 and an extension of the waiver in 2014, subject to disclosing receipt of the waiver in this Proxy Statement.  The annual election of each director is not required under the laws of Delaware or NASDAQ rules.

Board Orientation and Composition

With the addition of C. Kevin McArthur and Christopher M.T. Thompson to the Board during fiscal 2014, the Company augmented its existing Board orientation program to efficiently introduce these new directors to the Company, and to expeditiously incorporate them into Board operations.

Messrs. McArthur and Thompson, as well as each of the other Directors, has corporate governance, industry and mining, leadership and risk management experience, in addition to other qualifications and expertise.

Board Oversight of Risk Management

The Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing the Company.  The Board of Directors relies upon the President and Chief Executive Officer to supervise day-to-day risk management.  The President reports directly to the Board and certain Board Committees on such matters, as appropriate.

The Board of Directors delegates certain oversight responsibilities to its Committees.  For example, while the primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics rests with the management of the Company, the Audit and Finance Committee provides risk oversight with respect to the Company’s financial statements, the Company’s compliance with certain legal and regulatory requirements and corporate policies and controls, and the independent auditor’s selection, retention, qualifications, objectivity and independence.  Additionally, the Compensation, Nominating and Governance Committee provides risk oversight with respect to the Company’s compensation program, governance structure and processes, the Company’s compliance with certain legal and regulatory requirements, and succession planning.

The Board also oversees a robust enterprise risk management program to identify, define, manage and, when necessary, mitigate risks confronting the Company.  The enterprise risk management program is managed, reviewed and updated by management on an ongoing basis, and reviewed by the Board of Directors quarterly.

Audit and Finance Committee (“AF Committee”)

The AF Committee is a standing committee of the Board of Directors, consisting of William M. Hayes, as Chairman, Gordon J. Bogden and Christopher M.T. Thompson.  All members of the AF Committee are independent under the NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended.  The Board of Directors has determined that each of Messrs. Hayes, Bogden and Thompson is an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K.  As an “audit committee financial expert,” Messrs. Hayes, Bogden and Thompson satisfy the NASDAQ financial literacy and sophistication requirements.

The AF Committee held seven meetings during fiscal year 2014.  The Audit and Finance Committee Charter is available on the Company’s website at www.royalgold.com.

The AF Committee assists the Board of Directors in its oversight of the integrity of the Company’s financial statements and compliance with legal and regulatory requirements and corporate policies and controls.  The AF Committee has the direct responsibility to retain and terminate the Company’s independent registered public accountants, review reports of the independent registered public accountants, approve all auditing services and related fees and the terms of any agreements, and to pre-approve any non-audit services to be rendered by the Company’s independent registered public accountants.  The AF Committee monitors the effectiveness of the audit process and the Company’s financial reporting, reviews the adequacy of financial and operating controls and evaluates the effectiveness of the AF Committee.  The AF Committee is responsible for confirming the independence and objectivity of the independent registered public accountants.  The AF Committee is also responsible for preparation of the AF Committee report for inclusion in the Company’s Proxy Statement.

The AF Committee also reviews and provides oversight of the Company’s financial strategy, capital structure and liquidity position, including review and oversight of transactions involving public offerings of the Company’s equity and debt securities, transactions involving material debt obligations, dividend policies and practices, liquidity and cash flow position, tax strategy and tax compliance, and investment policies and strategy.  The AF Committee also reviews and provides oversight of transactions and expenditures specifically delegated to it by the Board of Directors and performs such other financial oversight responsibilities as the Board of Directors may request.

In addition, the AF Committee reviews and approves all related-party business transactions in which any of the Company’s officers, Directors or nominees for Director have an interest and that may be required to be reported in the Company’s periodic reports and reports to the full Board of Directors about whether it has approved such a transaction.  The standards applied by the AF Committee when reviewing and approving related-party transactions are found in the Audit and Finance Committee Charter, which provides, in pertinent part, that “the Audit and Finance Committee shall review and approve any related-party business transactions, preferably in advance, in which the corporation’s officers or Directors have an interest and that would be required to be reported by the corporation in its periodic reports pursuant to the rules and regulations of the SEC.”  Beyond this, when reviewing and approving transactions with related persons, the AF Committee will use applicable standards under Delaware law to approve or reject related-party transactions, including disinterested Director approval based on fairness to the Company and the best interests of the Company and its stockholders.

Compensation, Nominating and Governance Committee (“CNG Committee”)

The Board of Directors has a standing CNG Committee.  The CNG Committee consists of M. Craig Haase, as Chairman, C. Kevin McArthur and Ronald Vance.  All members of the CNG Committee are considered “outside Directors,” as defined under Section 162(m) of the Internal Revenue Code, “non-employee” Directors, as defined under Rule 16b-3 under the Securities Exchange Act of 1934, and each member is independent under applicable NASDAQ listing standards.

The CNG Committee held five meetings during the fiscal year and took action twice by unanimous written consent.  The CNG Committee Charter is available on the Company’s web site at www.royalgold.com.

The CNG Committee oversees the Company’s compensation policies, plans and programs; it reviews and determines the compensation to be paid to executive officers; and it recommends compensation to be paid to the Company’s Directors (which is approved by the full Board). The CNG Committee also administers and implements the Company’s incentive compensation and equity-based plans.  The CNG Committee is responsible for overseeing the preparation of the Compensation Discussion and Analysis and preparing the report on executive compensation for public disclosure in the Company’s Proxy Statement.

The CNG Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems necessary or advisable.  The CNG Committee has no current intention to delegate any of its authority with respect to determining executive officer compensation to any subcommittee.  The CNG Committee does not delegate its responsibilities with respect to executive compensation to any executive officer of the Company.

In addition to compensation matters, the CNG Committee also identifies or reviews individuals proposed to become members of the Board of Directors and recommends Director nominees.  In selecting Director nominees, the CNG Committee assesses the nominee’s independence and considers his or her experience and areas of expertise, including experience in the mining industry, diversity, perspective, broad business judgment and leadership, all in the context of the perceived needs of the Board of Directors at that time.  The Company does not have a separate policy regarding the consideration of diversity in selecting Director nominees.  However, the CNG Committee considers a diverse range of criteria in nominee selection including social, technical, political, management, legal, governance, finance and broader business experience as well as other areas of expertise.  This is considered through discussions at the CNG Committee meetings.

The CNG Committee will consider Director candidates recommended by stockholders using the same criteria outlined above, provided such written recommendations are submitted to the Vice President, General Counsel and Secretary of the Company in accordance with the advance notice and other provisions of the Company’s Bylaws.

The CNG Committee also advises the Board of Directors regularly on various corporate governance matters and principles, including regulatory actions impacting the Company.  The CNG Committee reviews the content of and compliance with the Company’s Board of Directors Governance Guidelines annually.

Compensation Committee Interlocks and Insider Participation

None of the members of the CNG Committee are or have been officers or employees of the Company.  No interlocking relationship existed between our Board of Directors or our CNG Committee and the Board of Directors or compensation committee of any other company during fiscal year 2014.

Communication with Directors

Any stockholder who desires to contact the Company’s Board of Directors may do so by writing to the Vice President, General Counsel and Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado  80202.  Any such communication should state the number of shares beneficially owned by the stockholder making the communication.  The Vice President, General Counsel and Secretary will forward any such communication to the Chairman of the CNG Committee, and will forward such communication to other members of the Board of Directors as appropriate, provided that such communication addresses a legitimate business issue.  Any communication relating to accounting, auditing or fraud will be forwarded to the Chairman of the AF Committee.

Code of Business Ethics and Conduct

The Company adopted a Code of Business Ethics and Conduct (the “Code”) applicable to all of its Directors, officers and employees, including the President and Chief Executive Officer, the Chief Financial Officer and Treasurer, and other persons performing financial reporting functions.  The Code is reviewed on a yearly basis. The Code is available on the Company’s website at www.royalgold.com.  The Code is designed to deter wrongdoing and promote (a) honest and ethical conduct; (b) full, fair, accurate, timely and understandable disclosures; (c) compliance with laws, rules and regulations; (d) prompt internal reporting of Code violations; and (e) accountability for adherence to the Code.  The Company will post on its website any amendments to, or waivers from, any provision of the Code.

Board Governance Guidelines

The Board of Directors, upon recommendation from the CNG Committee, adopted Board of Directors’ Governance Guidelines to assist the Board of Directors in the discharge of its duties and to serve the interests of the Company and its stockholders.  The Board of Directors Governance Guidelines are reviewed on a yearly basis.  The Board of Directors Governance Guidelines are available on the Company’s website at www.royalgold.com.

Anti-Hedging, Anti-Pledging and Short Sale Policies

The Company’s insider trading policy prohibits Directors, the Company’s executive officers and employees on the Company’s restricted trading list from trading in the Company’s common stock on a short term basis, purchasing the Company’s common stock on margin, short sales of Company stock, buying or selling put or call options or other derivative securities relating to Company stock, engaging in hedging or monetization transactions, such as collars, equity swaps, prepaid variable forwards and exchange funds with respect to the Company’s common stock, pledging Company stock as security for any obligation, participating in investment clubs that invest in the Company’s securities, holding the Company’s securities in a margin account, and, other than pursuant to a qualified trading plan, placing open orders (i) of longer than three business days or (ii) ending after a trading window has closed.

Trading Controls

Directors, executive officers and employees on the Company’s restricted trading list are required to receive the permission of the Company’s Vice President, General Counsel and Secretary prior to entering into any transactions in Company securities, including gifts, grants and transactions involving derivatives.  Generally, trading is permitted only during open trading periods.  Directors, executive officers and employees on the Company’s restricted trading list may enter into a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.  These trading plans may be entered into only during an open trading period and must be approved by the Company.

Certain Relationships and Related Transactions

The AF Committee’s charter requires it to approve or ratify certain related party transactions.  Any transaction with a related person, other than transactions available to all employees generally or involving aggregate amounts of less than $120,000, must be approved or ratified by the AF Committee.  The policy applies to all executive officers, Directors and their family members and entities in which any of these individuals has a substantial ownership interest or control.

In accordance with its charter, the disinterested members of the AF Committee considered and approved the following related party transaction during fiscal year 2014.  Crescent Valley Partners, L.P. (“CVP”), formed in 1992, owns a 1.25% net value royalty on production of minerals from portions of Barrick Gold Corporation’s Cortez gold mine in Nevada.  A wholly-owned subsidiary of the Company, Denver Mining Finance Company (“DMFC”), is the general partner of CVP and prior to the transaction held an aggregate 31.633% limited partner interest.  This interest equated to a 0.395% net value royalty on all of the lands covered by the royalty, except for the mining claims comprising the “Crossroad Claims” over which DMFC owned no royalty interest.  On January 2, 2014, DMFC increased its ownership interest in the royalty by acquiring all or a portion of the limited partnership interests of nine CVP limited partners, aggregating 49.465% of the outstanding limited partnership interests, for aggregate consideration of approximately $11.5 million.  The limited partners from whom DMFC acquired limited partnership interests included our former Chairman of the Board of Directors, Stanley Dempsey, who retired from the Board on May 30, 2014, and two other former members of our Board:  S. Oden Howell, who retired from the Board on March 13, 2014; and James Stuckert, whose Board service ended at our 2013 Annual Meeting.  Mr. Dempsey sold 3.0% out of his total 3.063% limited partnership interest to DMFC for approximately $0.7 million, Mr. Howell sold his entire 8.0% limited partnership interest for approximately $1.9 million, and Mr. Stuckert sold his entire 24.5% limited partnership interest for approximately $5.7 million.  As a result of the transaction, DMFC now holds 81.098% of the outstanding limited partnership interests in CVP, equating to a 1.014% net value royalty on production from the lands covered by the royalty excluding the Crossroad Claims, and a 0.618% net value royalty on production from the Crossroads Claims.  Upon recommendation of the AF Committee, the disinterested members of the Board also reviewed and approved the transaction.

Director Compensation

Royal Gold’s compensation for non-employee Directors is designed to reflect current market trends and developments with respect to compensation of board members. The Company does not have a retirement plan for non-employee Directors.  Executive officers who are also Directors are not paid additional compensation for their services on the Board of Directors. Therefore, Mr. Jensen, as President and Chief Executive Officer, does not receive any compensation for his services as a Director.

The CNG Committee is responsible for evaluating and recommending to the independent members of the Board of Directors the compensation for non-employee Directors.  The independent members of the Board of Directors approve non-employee Director compensation based on the recommendation of the CNG Committee.

Director Compensation Peer Group Benchmarking

In May 2013, the CNG Committee retained Frederic W. Cook & Co., Inc. (“Frederic W. Cook”) to review executive compensation for fiscal year 2014, and Director compensation for fiscal year 2015. Frederic W. Cook presented a Director compensation benchmark study to the CNG Committee in July 2014 (the “2014 Study”), which reviewed annual cash retainers, fees for attending Board and committee meetings, fees for committee membership, and the annualized present value of equity compensation for a benchmark peer group. Royal Gold’s philosophy regarding Director compensation aligns with its philosophy toward executive compensation—with a higher proportion of compensation in equity than cash. Specifically, we target 40% cash and 60% equity. The 2014 Study found that total Director compensation, on average, was in line with the peer median and recommended only minor adjustments to maintain the appropriate weighting between cash and equity compensation.

2014 Royal Gold Board Compensation Peer Benchmarking, Average
Per Director More Heavily Weighted Towards Equity

	Actual	Peer Median
Cash Compensation	$95,000	$111,000
Equity Compensation	$177,000	$125,000
Combined Cash + Equity	$272,000	$236,000

Fiscal Year 2014 Director Compensation and 2015 Adjustments

Based on the 2014 Study, the increased business demands of the Company, and the CNG Committee’s recommendations, the Board of Directors modified the non-employee Directors’ fiscal year 2015 cash compensation effective beginning July 1, 2014.  The following table describes the components of the Company’s Director compensation program in effect during fiscal year 2014 and the new compensation program that became effective July 1, 2014.

Compensation Element	FY 2014 Compensation Program	2015 Compensation Program
Annual Board Retainer	$50,000	$60,000
Annual Equity Retainer	$177,000 in Restricted Stock*	$164,000 in Restricted Stock**
Committee Meeting Fees	$ 1,500 / Meeting Attended	$ 1,500 / Meeting Attended
Annual Board Chairman Retainer	$95,000	$115,000
Annual Committee Chairman*** Retainer	$14,000	$15,000

* On August 27, 2013, each non-employee Director was granted 2,850 shares of restricted stock.  Half of these shares vested immediately upon grant and the remaining half of these shares vested on the first anniversary of the grant date.

** On August 28, 2014, each non-employee Director was granted 2,144 shares of restricted stock.  Half of these shares vested immediately upon grant and the remaining half of these shares will vest on the first anniversary of the grant date.

*** Includes chairmanship for each of the AF Committee and the CNG Committee.

Fiscal Year 2014 Director Compensation

The following table provides information regarding compensation of the Company’s non-employee Directors in fiscal 2014.  Amounts shown for each Director vary due to term of service on committees and the Board, or as committee chairs, for all or a portion of the year.  The annual retainer for fiscal 2014 was paid in cash on a quarterly basis.

Director	Paid in Cash(a)		Stock Awards(b)	Total
	($)		($)	($)
Stanley Dempsey(c)	$160,000		$177,099	$337,099
Gordon Bogden	$75,500		$177,099	$252,599
M. Craig Haase	$86,500		$177,099	$263,599
William Hayes(d)	$91,584	(e)	$177,099	$268,683
S. Oden Howell, Jr.(f)	$49,500		$177,099	$226,599
C. Kevin McArthur(g)	$23,583		—	$23,583
James Stuckert(h)	$45,500		$177,099	$222,599
Chris Thompson(i)	$9,250		—	$9,250
Ronald J. Vance	$74,000		$177,099	$251,099

(a) Amount of cash compensation received in 2014 for Board and Committee service.

(b) The amounts shown represent the total grant date fair value, determined in accordance with Accounting Standards Codification (“ASC”) 718, of restricted stock awards in fiscal year 2014. Amounts shown do not represent cash payments made to the individuals, amounts realized or amounts that may be realized. Refer to Note 8 to the Company’s consolidated financial statements contained in the Company’s 2014 Annual Report on Form 10-K filed with the SEC on August 7, 2014, for a discussion on the valuation of the restricted stock awards. In accordance with ASC 718, the grant date fair value for each restricted stock award in fiscal year 2014 was $62.14, which was the closing price of Royal Gold’s common stock on the NASDAQ Global Select Market on August 27, 2013, the date of grant. Restricted stock awards related to continued service for non-employee Directors vest 50% immediately upon grant and 50% on the first anniversary of the date of the grant.  As of June 30, 2014, each of Messrs. Bogden, Haase, Hayes and Vance held 1,425 shares of restricted stock.

(c) Mr. Dempsey retired from the Board effective May 30, 2014.

(d) Mr. Hayes was appointed Chairman of the Board effective May 30, 2014.

(e) Includes an additional annual retainer of $3,750 for services as a Director of RG Finance (Barbados) Limited, a wholly-owned subsidiary of the Company.

(f) Mr. Howell retired from the Board on March 13, 2014.

(g) Mr. McArthur joined the Board on March 13, 2014.

(h) Mr. Stuckert retired from the Board effective November 20, 2013.

(i) Mr. Thompson joined the Board on May 15, 2014.

Cash Compensation

For fiscal year 2014, each non-employee Director of the Company received an annual fee of $50,000 for service as a Director and an additional $1,500 for each Board of Directors meeting attended, either in person or via telephone. The Chairman of the AF Committee and the Chairman of the CNG Committee each received an annual fee of $14,000 for their service as chairman of their respective committees. Each member of the AF Committee and the CNG Committee received $1,500 for each meeting attended, either in person or via telephone.  The Chairman of the Board received an additional annual fee of $95,000 for his service as Chairman of the Board of Directors.

Equity Compensation

On August 27, 2013, each non-employee Director was granted 2,850 shares of restricted stock. Half of the shares of restricted stock vested immediately upon grant and the remaining half of the shares of restricted stock vested on the first anniversary of the grant date.  No stock option awards were granted to non-employee Directors during fiscal 2014.

Expenses

Non-employee Directors are reimbursed for all of their out-of-pocket expenses incurred in connection with the business and affairs of the Company.

Director Stock Ownership Guidelines

All non-employee Directors are encouraged to have a significant long-term financial interest in the Company. To encourage alignment with the interests of stockholders, each non-employee Director is expected to own shares of Royal Gold common stock equal in value to ten times the annual cash retainer. Non-employee Directors have five years from the date of their respective first restricted stock grant to meet ownership targets. All of the Directors exceed their ownership guidelines except Mr. McArthur (joined the Board in March 2014), Mr. Thompson (joined the Board in May 2014), and Mr. Vance (joined the Board in April 2013).

Role	Guideline Value of Common Stock to be Owned
Directors	10x Retainer

All non-employee Directors are required to hold 50% of the shares of common stock acquired pursuant to any equity grant, net of any shares sold to cover withholding taxes, until they meet their ownership target.

Proposal #2: Ratification of Appointment of the Independent Auditors for 2015

Independent Registered Public Accountants

The AF Committee and the Board of Directors are seeking stockholder ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2015.

The ratification of the appointment of Ernst & Young LLP is being submitted to the stockholders because the AF Committee and the Board of Directors believe this to be a good corporate practice. Should the stockholders fail to ratify this appointment, the AF Committee will review the matter.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting.  They will have an opportunity to make a statement, if they so desire, and will have an opportunity to respond to appropriate questions from the stockholders.

Fees for services rendered by Ernst & Young LLP for the fiscal years ended June 30, 2014 and 2013 are as follows:

•            Audit Fees.  Fees paid to Ernst & Young LLP were $473,913 for the fiscal year ended June 30, 2014 and $534,784 for the fiscal year ended June 30, 2013.  Included in this category are fees associated with the audits of the Company and certain foreign subsidiaries’ annual financial statements and review of the Company’s quarterly financial statements.  Audit fees also include fees associated with the audit of management’s assessment and operating effectiveness of the Sarbanes Oxley Act, Section 404, internal control reporting requirements.

•            Audit-Related Fees.  There were no audit-related fees paid to Ernst & Young LLP for the fiscal years ended June 30, 2014 and 2013.

•            Tax Fees.  Tax fees paid to Ernst & Young LLP for tax-related services were $463,033 and $812,722 for the fiscal years ended June 30, 2014 and 2013, respectively.  Included in this category are fees associated with tax compliance, tax return preparation and certain tax consulting services provided to the Company.  Of the total tax fees paid during fiscal year 2014, $259,045 was paid for tax compliance and tax return preparation services and $203,988 was paid for tax consulting services primarily for the Company’s subsidiaries.  All tax fees during fiscal year 2013 were for tax compliance, tax return preparation and certain tax consulting services provided to the Company.

•            All Other Fees.  Other fees paid to Ernst & Young LLP for the fiscal years ended June 30, 2014 and 2013 were $71,902 and $31,524, respectively.  Included in this category are fees associated with financial accounting advisory services with respect to the potential accounting treatment by an operator for streaming transactions and the preparation of the Company’s global mobility policies.

Pre-Approval Policies and Procedures

The AF Committee has adopted a policy that requires advance approval for all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the AF Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit and Finance Committee must approve the permitted service before the independent auditor is engaged to perform such service.  The AF Committee has delegated to the Chairman of the AF Committee authority to approve certain permitted services, provided that the Chairman reports any such decisions to the AF Committee at its next scheduled meeting. The AF Committee pre-approved all of the services described above for the Company’s 2014 fiscal year.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to ratify the appointment of Ernst & Young LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY.

AUDIT AND FINANCE COMMITTEE AND RELATED MATTERS

The information contained in the following Audit and Finance Committee Report shall not be deemed “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

Audit and Finance Committee Report

The Audit and Finance Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2014, with the Company’s management.  The Audit and Finance Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accountants for fiscal year 2014, the matters required to be discussed by the applicable Public Company Accounting Oversight Board standards.  The Audit and Finance Committee has also received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Company’s Audit and Finance Committee concerning independence and the Audit and Finance Committee has discussed the independence of Ernst & Young LLP with the Company.

Based on the review and discussions with the Company’s auditors, the Audit and Finance Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, for filing with the United States Securities and Exchange Commission.

This Report has been submitted by the following independent Directors, who comprise the Audit and Finance Committee of the Board of Directors:

William Hayes, Chairman   •   Gordon J. Bogden   •   Christopher M.T. Thompson

Proposal #3: Advisory Vote on Compensation of Named Executive Officers

We are asking stockholders to approve an advisory resolution on the compensation of our NEOs as described in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion included in this Proxy Statement.  This proposal, commonly known as a “Say on Pay” proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal year 2014 executive compensation programs and policies and the compensation paid to the NEOs.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs as described in this Proxy Statement.

The Board recommends a “FOR” vote because it believes that our compensation policies and practices are effective in achieving the Company’s goals of paying a competitive salary, providing attractive annual and long-term incentives to reward growth and linking managements’ interests with stockholders’ interests.

Key characteristics of our executive officer compensation program include the following:

•                  Over 70% of our executive officers’ total direct compensation for fiscal 2014 was performance based.  Cash bonuses can only be awarded and performance-based restricted stock can only vest when the Company achieves at least $175 million in Adjusted EBITDA (defined by the Company to mean earnings before interest, taxes, depreciation and amortization, and other non-cash charges); and performance stock awards will vest only if the Company achieves 10% compound annual growth in adjusted free cash flow per share, or 25% increments thereof.

•                  The Company’s executive stock ownership program requires each of the Company’s NEOs to own a number of shares valued at a multiple of his salary to assure that their interests are aligned with those of our stockholders.

•                  The Company believes perquisites for executives should be extremely limited in scope and value and, therefore, does not provide perquisites or other special benefits to the executive officers.

•                  The Company’s LTIP expressly prohibits the re-pricing of stock options.

•                  The Company’s executives may participate in our SARSEP Plan on the same terms as other eligible employees.  The Company does not maintain a defined pension benefit plan.

•                  The employment agreements between the Company and the NEOs do not provide for excise tax gross-ups for change-in-control provisions.

•                  The Company applies a “double trigger” approach to vesting awards made under the Company’s 2004 Omnibus Long-Term Incentive Plan (“LTIP”) in the event of a change-in-control.  This means that vesting of these awards is accelerated upon a change-in-control only if the executive is also terminated under certain circumstances.

Stockholders are asked to approve the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

Although the vote on this proposal is advisory only, the CNG Committee will review and consider the voting results when evaluating our executive compensation program.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

Compensation Discussion and Analysis

Compensation, Nominating and Governance Committee Report

The Compensation, Nominating and Governance Committee of the Board of Directors has reviewed and discussed with management the following Compensation Discussion and Analysis.  Based on this review and discussion, the Compensation, Nominating and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is provided by the following independent Directors, who comprise the Compensation, Nominating and Governance Committee:

M. Craig Haase, Chairman    •    C. Kevin McArthur     •    Ronald J. Vance

EXECUTIVE SUMMARY

Our executive compensation program is specifically designed to recruit, retain and reward high-performing executive officers who will:  (1) drive company growth and profitability, (2) increase long-term value for our stockholders, (3) manage the Company in a responsible manner, and (4) maintain the Company’s reputation for management excellence.  Compensation is closely linked to performance when awarding variable pay elements, such as the annual cash bonus and long-term incentive plans.

Royal Gold’s Compensation Objectives

The CNG Committee is responsible for, among other things, setting and administering our compensation philosophy, design, objectives and policies governing the compensation of our executive officers.  The CNG Committee adopted the following compensation objectives:

•            Attract and retain the highest caliber personnel on a long-term basis;

•            Link rewards to sustainable business results;

•            Emphasize creation of long-term stockholder value and achievement of strategic objectives;

•            Discourage excessive risk-taking; and

•            Encourage creativity and innovation.

Compensation Design Approach

The CNG Committee aims to provide a portfolio of compensation elements to executives, including base salary, annual cash bonus and long-term incentives. The majority of target compensation is offered in variable pay, with an emphasis on long-term equity, to best align our executives with stockholder interests.

•            Over 70% of total direct compensation is performance-based and not guaranteed;

•            Salaries are targeted near the 50th percentile of our peers, with opportunity to receive total direct compensation between the 25th and 75th percentile depending upon Company and individual performance;

•            Short-term incentives (“STI’s”) are tied to specific business and strategic goals; and

•            Long-term incentives (“LTI’s”) are aligned with stockholder interests and vest over a multi-year period.

Table 1 - NEO Compensation Design Elements

Pay Element	Salary	Bonus	Performance Shares	Restricted Shares	Options	Stock Appreciation Rights
Type of Performance	Short-Term		Long-Term

How Payout is Determined	CNG Committee Judgment	Performance Measure Outcomes	Formulaic: hurdle	Formulaic: hurdle	Formulaic: Depends on Stock Price on vesting and exercise date

When Granted	Reviewed annually

Performance Measures	N/A	$175m Adjusted EBITDA hurdle plus 6 key performance measures*	10% Compound Annual Growth in Adjusted Free Cash Flow Per Share	$175m Adjusted EBITDA hurdle and continued employment	Stock price appreciation and continued employment

*Key performance measures are revenue growth, cost containment, financial strength, asset protection, governance, and marketing.

WHAT’S NEW FOR FISCAL YEAR 2014

Fiscal 2014 Key Success Factors

The 2014 fiscal year was successful for Royal Gold, with an 84% total shareholder return (“TSR”).

•                  We acquired a royalty on the El Morro Project in the Third Region of Chile.

•                  We increased our interest in a net value royalty covering certain portions of the Pipeline mining complex at Cortez, and we acquired a royalty interest at the Goldrush deposit, both interests in Nevada, USA.

•                  We acquired a gold stream on the Phoenix Gold Project in Ontario, Canada.

•                  Production at Mt. Milligan began during the third quarter of calendar 2013, with commercial production reached during the first quarter of calendar 2014.  Since that time, Mt. Milligan has become our single largest revenue generator.

•                  We expanded and extended our revolving credit facility from a $350 million facility maturing in May 2017 to a $450 million facility maturing in January 2019.

•                 We increased our calendar year dividend to $0.84 per basic share, which is paid in quarterly installments throughout calendar year 2014.  This represents a 5% increase compared with the dividend paid during calendar year 2013, and was the 13th straight year of increasing dividends.

CEO Take Home Pay Compared to Grant Date Value Potential Compensation

The following table shows the value of compensation realized by our Chief Executive Officer (“CEO”) at the end of fiscal 2014.  It compares the potential compensation on the date of grant reported in the Summary Compensation Table (“SCT”) with the actual value of our CEO’s Take Home Pay.  We define “Take Home Pay” as actual base salary and actual bonus paid, the vested and in-the-money value of stock options (valued at the fiscal year-end closing stock price each year), vested restricted shares and vested performance shares.

We believe that Take Home Pay is a more accurate reflection of the actual value that our CEO realized in the period. In contrast, grant date fair value (the value used in SCT disclosure) estimates the potential value of compensation on the day it was granted using a number of assumptions, including Black—Scholes—Merton model expectations for option value.  Importantly, the grant date fair value also assumes 100% vesting of all non-cash awards when, in fact, only 25% of the performance shares awarded in fiscal year 2012 have vested, and none of the performance shares awarded in fiscal years 2013 and 2014 have vested.  We believe that comparing Take Home Pay with grant date fair value helps investors understand the sensitivity of our plan to actual financial and market performance, as well as distinguishing compensation actually received from theoretical compensation.

Table 2 - CEO Pay Versus Indexed Total Shareholder Return

	2012	2013	2014
SCT Pay	$3,183	$2,721	$3,928
Take Home Pay*	$4,286	$2,903	$2,296
1-Yr TSR	35%	-46%	84%
Indexed TSR	100.0	54.1	99.6

*Take Home Pay represents actual base salary and actual bonus paid, the vested and in-the-money value of stock options (valued at the fiscal year-end closing stock price each year), vested restricted shares and vested performance shares.

Despite 1-year total shareholder return increasing 84% in fiscal year 2014, Take Home Pay for 2014 is lower than the estimated grant date fair value, as none of our outstanding performance shares were earned in fiscal 2014 due to only partial achievement of our challenging goals.

Changes Made in Response to Investor Feedback and Governance Reviews

We view stockholder engagement as a year-round activity.  At our 2013 annual meeting, stockholders showed their support for our executive compensation plan.  While a majority supported our plan, the vote fell below our expectations. In response, members of our management met with several of our largest stockholders during the course of the year to solicit their input and feedback.  These discussions generally confirmed support for our executive compensation plan and approach to pay for performance and also identified some areas for additional disclosure.  Importantly, our largest stockholders also told us they evaluate our performance against companies we believe to be our peers — companies having comparable market capitalization in the precious metal mining and royalty business, where revenues are generally correlated with gold price performance.

The CNG Committee carefully considered stockholder feedback as well as best governance practices in the gold mining industry in the design of and disclosure concerning our compensation plan.  Specifically, the CNG Committee decided to:

•                 Expand disclosure regarding performance-related vesting and bonus criteria, including:

•                  Specifying STI and LTI targets and rationale for target selection;

•                  Specifying performance criteria and describing bonus calculations;

•                  Identifying growth in adjusted free cash flow per share (AFCFPS) as the specific performance metric triggering performance share vesting;

•                  Describe and show CEO Take Home Pay; and

•                  Adopt a policy prohibiting Directors and officers from pledging or hedging Company shares.

COMPENSATION BEST PRACTICES

Retention of Compensation Best Practices Already in our Plan

Investors tell us that many components of our existing executive compensation plan align with governance best practices, so we uphold these measures without any changes in 2014.

What We Do:

•                  Over 70% of our NEOs’ direct compensation and over 80% of our CEO’s direct compensation for fiscal 2014 was performance-based and not guaranteed.

•                  We will continue to use a company-selected peer group of gold-focused companies of comparable market capitalization, EBITDA and correlation to gold price when making benchmarking comparisons.

•                  Our executive stock ownership program requires the Company’s NEOs to own a number of shares valued at a multiple of their salary to assure that their interests are aligned with those of our stockholders.

•                 The Board of Directors sets challenging short and long-term goals focused on generating long-term returns for stockholders.

•                  We engage with stockholders to solicit feedback on our compensation programs and any areas of concern.

•                  We continually monitor our compensation programs to assess and mitigate any compensation-related risks.

•                  We apply a “double trigger” approach to vesting awards made under the LTIP in the event of a change-in-control.  This means that vesting of these awards is accelerated upon a change-in-control only if the executive is also terminated under certain circumstances.

What We Don’t Do:

•                  We do not guarantee salary increases.

•                  We do not provide perquisites or other special benefits to the executive officers.

•                  The Company’s LTIP expressly prohibits the re-pricing of stock options.

•                  We prohibit our Directors and officers from hedging or pledging Royal Gold stock.

•                  The Company does not maintain a defined pension benefit plan or any special executive retirement plans. Our executives may participate in a Salary Reduction/Simplified Employee Pension Plan on the same terms as other eligible employees.

•                  The employment agreements between the Company and the NEOs do not provide for excise tax gross-ups for change-in-control provisions.

COMPENSATION DETERMINATIONS

Our Process

We Have High Expectations of Our Executives

Royal Gold is a lean organization, employing only twenty individuals and charging them with responsibility for successfully managing and growing the Company’s business.

Our CNG Committee’s Process is Independent

The CNG Committee establishes compensation objectives and reviews them annually with the Board of Directors.  The CNG Committee also receives recommendations from independent compensation and benefits consultants as well as the CEO.  In addition to receiving technical support and input on market practices, the CNG Committee’s goal in utilizing compensation and benefits consultants is to receive external benchmark information for assessing compensation relative to the Company’s peers.

The CNG Committee considers, but is not bound by, external recommendations in making annual bonus and long-term incentive award determinations.  The CNG Committee conducts an annual review of the President and Chief Executive Officer’s performance, and all determinations relating to the President and Chief Executive Officer’s compensation are made by the CNG Committee independent from and without the presence of members of management.

We Use Compensation Consultants for Benchmarking and Analysis

The Company benchmarks the compensation of its Directors and its executive officers in alternating years, based upon studies conducted by independent compensation consultants reporting directly to the CNG Committee.  In May 2013, the CNG Committee retained Frederic W. Cook to review executive compensation for fiscal year 2014, and Director compensation for fiscal year 2015.  Frederic W. Cook presented an executive compensation benchmark study to the CNG Committee in August 2013 (the “2013 Study”), which reviewed the Company’s base salaries, annual bonuses, benefits, non-cash compensation and long-term incentives in comparison with the Company’s benchmark peer group, and provided a review of the competitiveness, fairness and effectiveness of each component of compensation.  In June 2014, the CNG Committee engaged Towers Watson to assist with benchmarking best practices in executive compensation and governance as well as to provide input on selecting the most appropriate peer group.  The CNG Committee conducted a conflict of interest assessment by using factors applicable to compensation consultants under SEC rules and NASDAQ listing standards, and determined that the consulting services provided by each of Frederic W. Cook and Towers Watson do not raise any conflicts of interest or independence concerns.

We Select Benchmarking Peers that Match Our Industry, Business Model, Market Cap, EBITDA and Correlation to Gold Price

The 2013 benchmark peer group, recommended by Frederic W. Cook with input from the CNG Committee and management, consisted of the same 11 companies which constituted the Company’s previous benchmark peer group compiled in 2011 plus two additional companies, Eldorado Gold and Agnico Eagle Mines.  The two new companies, larger than most of the prior peers, were added to better position the Company in the middle of the group in terms of market capitalization, as the Company’s market capitalization grew — relative to the prior peer group since the previous benchmarking study in 2011 — from below median to the top quartile.

Royal Gold selects its peers based primarily on strong business model matches, with all companies specializing in gold or silver. We continue to find this an appropriate peer group due to the following factors:

•                 Our EBITDA is in the 35th percentile of the peer group.  We believe EBITDA is the best measure for comparing Royal Gold to our peers due to our unique business model that results in approximately 80-85% of revenue reporting to EBITDA (typically much higher than other business models).

•                  Royal Gold’s market capitalization is near the 69th percentile of its peers.

•                  Gold industry-specific peers share our correlation between company share price and gold prices.

•                  Gold industry-specific companies represent our closest competitive market for executive talent and an appropriate comparison for determining market pay practices.

•                  During recent stockholder engagement conversations, several of our largest investors indicated that they consider our gold-focused peer group to be appropriate.

The following table represents a detailed comparison of our selected peer group.

		As of June 30, 2014 (In USD Millions)			5 Year
Company	Primary Industry	Revenue	Market Capitalization	Last 12 Months’ EBITDA	Correlation to Gold Price
Agnico Eagle Mines	Gold	$1,811	$6,666	$732	-0.12
Alamos Gold Inc.	Gold	$203	$1,288	$81	0.75
AuRico Gold Inc.	Gold	$252	$1,061	$83	0.30
Centerra Gold Inc.	Gold	$891	$1,492	$450	0.40
Coeur Mining, Inc.	Silver	$694	$950	$-45	0.59
Eldorado Gold	Gold	$1,064	$5,467	$457	0.32
Franco-Nevada Corporation	Gold	$411	$8,460	$330	0.71
Hecla Mining Co.	Silver	$464	$1,184	$110	0.28
IAMGOLD Corp	Gold	$1,109	$1,551	$306	0.22
New Gold, Inc.	Gold	$763	$3,197	$286	0.95
Osisko Mining Corporation(a)	Gold	$676	$3,684	$263	0.28
Pan American Silver Corp.	Silver	$816	$2,324	$208	0.12
Silver Wheaton Corp.	Silver	$648	$9,410	$464	0.86

75th Percentile		$891	$5,467	$450	0.71
Average		$754	$3,595	$287	0.43
25th Percentile		$464	$1,288	$110	0.28

Royal Gold, Inc.	Gold	$237	$4,958	$200	0.84
Percentile Rank		12th	69th	35th	84th
Data source: S&P CapitaliQ.

(a) As of June 1, 2014.  Osisko Mining Corporation was acquired by Agnico Eagle Mines and Yamana Gold on June 15, 2014.

We Compare Our Officer Compensation against our Benchmarking Peers

The 2013 Study utilized several data sets to compare the Company’s NEO compensation with benchmark NEO compensation, including professional discipline comparisons, comparisons between the highest paid officers and our NEOs, and comparing our NEOs against the average of the second to fifth highest paid benchmark officers.  The results of the 2013 Study were presented to the CNG Committee and referenced against fiscal 2013 salaries.  As a group, the Company’s executive officer fiscal 2013 cash compensation (salary and bonus) was, on average, at about the 23rd percentile, and total direct compensation (base salary, bonus and long-term incentives) was, on average, at about the 44th percentile.  In light of the 2013 Study, and following other analyses and deliberation, the CNG Committee approved bonuses for fiscal 2013, as well as the base salaries and non-cash compensation awards for fiscal 2014 described below.

Base Salary

We Benchmark Base Salary at Median with Upside Based on Performance

Base salary is the fixed cash amount paid to an executive officer on a fiscal year cycle. Employment agreements for Messrs.Jensen, Heissenbuttel, Kirchhoff, Wenger and Zisch provide a minimum salary level.

The CNG Committee believes it is appropriate to target base salary and cash bonuses near the median of the market, with the opportunity to receive total direct compensation between the 25th and 75th percentile depending upon Company and individual performance.  In making compensation decisions, market data is evaluated for our benchmark peer group, as described above.  In determining specific compensation amounts for executives, the CNG Committee considers both internal and external factors, including: (1) experience; (2) individual performance; (3) tenure; (4) role in achieving six key performance measures that the CNG Committee believes are the key drivers of the Company’s long-term success and stock price appreciation (“Key Performance Measures” as described below); and (5) compensation compared to the Company’s other officers and to the Company’s benchmark peer group.

In order to achieve competitive cash compensation, based on the 2013 Study, the CNG Committee approved an increase in base salary for Mr. Jensen from $575,000 to $593,000, Mr. Heissenbuttel from $330,000 to $360,000, Mr. Kirchhoff from $285,000 to $330,000, Mr. Wenger from $305,000 to $350,000 and Mr. Zisch from $320,000 to $350,000 for fiscal year 2014.

Bonus Awards

Cash Bonuses Are Only Awarded When the Corporate Performance Threshold is Achieved

Bonus payments are directly tied to the Key Performance Measures summarized in Table 4 below, but are only awarded if a specific corporate performance threshold is achieved.  For fiscal 2014, the corporate performance threshold was $175 million in Adjusted EBITDA.  (The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, and other non-cash charges.)  Because the Company achieved approximately $202 million in Adjusted EBITDA during fiscal 2014, the CNG Committee determined that the corporate performance threshold was met.

Determination of Bonus Awards if Adjusted EBITDA Hurdle is Achieved

Following is a summary of the Key Performance Measures considered by the CNG Committee.

Table 4 — Key Performance Measures

Key Performance Measure	Why it’s important
Revenue Growth	Finding new investments that will be accretive to total shareholder return
Cost Containment	Keeping costs low to maximize profit margins
Financial Strength	Ensuring we have the capital required to support revenue growth investments
Asset Protection	Making sure our existing assets continue to deliver value for stockholders
Governance	Operating in accordance with strong governance principles and aligning our company’s interests with stockholders
Marketing	Maintaining a strong market valuation

If the corporate performance threshold is achieved, the CNG Committee evaluates the following criteria, taking into consideration recommendations from the Company’s President and Chief Executive Officer: (i) the Company’s performance against the Key Performance Measures, (ii) each individual executive’s influence upon the same Key Performance Measures, and (iii) alignment of each executive officer’s salary and cash bonus near the median of the Company’s benchmark peers.  Each executive officer receives a composite score based on the Company’s performance on the Key Performance Measures and the degree to which the executive officer is determined to have influence over them.  The composite score is then applied to the executive officer’s target cash bonus range to determine a bonus amount.  The CNG Committee has authority to exercise positive or negative discretion before making final bonus determinations, to permit consideration of an individual officer’s exceptional or weak performance, as well as the dynamics of Royal Gold’s business, the correlation of Royal Gold’s share price to precious metals prices, the market volatility of such prices, and other prevailing industry economic factors.  The CNG Committee did not exercise such discretion for any NEO when making final fiscal 2014 bonus determinations.

Table 5 summarizes the Company’s performance and each NEO’s influence as they relate to each of the Key Performance Measures.

Table 5 — Company Performance and NEO Influence on Key Performance Measures

Key Performance Measure	Company Performance	Jensen	Zisch	Heissenbuttel	Kirchhoff	Wenger
Revenue Growth	50%	Significant	Notable	Significant	Some	Notable
Cost Containment	67%	Significant	Significant	Significant	Significant	Significant
Financial Strength	100%	Significant	Some	Notable	Some	Significant
Asset Protection	67%	Notable	Significant	Some	Notable	Some
Governance	100%	Notable	Notable	Some	Significant	Significant
Marketing	83%	Significant	Some	Notable	Little	Notable
NEO Composite Score	—	77%	74%	74%	78%	81%
Cash Bonus Range	—	75%-125%	60%-90%	60%-90%	60%-90%	60%-90%

Actual Bonus Awards

Based upon the methodology described above, the CNG Committee made the following bonus determinations for the fiscal year ended June 30, 2014.

Table 6 — Actual Bonus Awards for FY2014

Key Performance Measure	Jensen	Zisch	Heissenbuttel	Kirchhoff	Wenger
Actual Bonus Value	$675,000	$285,000	$295,000	$275,000	$295,000
Actual Bonus as Percent of Salary	114%	81%	82%	83%	84%

Long-Term Incentives Designed to Align Management Objectives with Stockholders

The CNG Committee administers the 2004 Omnibus Long-Term Incentive Plan (“LTIP”), a long-term stock-based incentive plan designed to balance cash compensation with the need for sustainable results, and to align the interests of executive officers with the interests of stockholders. Long-term equity compensation is designed to incentivize executive officers to manage the Company’s business over a multi-year period by delivering a significant portion of each officer’s potential total compensation at a future date.

•            The CNG Committee administers the LTIP by:

•            undertaking a careful risk analysis to assure that executive officers are guided by appropriate incentives while discouraged from taking excessive risk;

•            establishing performance metrics and targets;

•            considering the degree to which targets have been met; and

•            determining the equity awards for our NEOs each year.

•            The annual award of long-term of incentive awards is driven primarily by:

•            the Company’s overall compensation goals for each individual executive officer;

•            the amount deemed appropriate to encourage the officer’s best efforts on behalf of the Company;

•            the Company’s desire to retain the officer as an employee;

•            the officer’s relative level in the Company;

•            the individual officer’s ability to impact strategic business goals; and

•            the individual officer’s total compensation relative to total compensation of similarly situated officers in the peer group companies.

In determining the amount of equity awards made under the LTIP in August 2013, the CNG Committee considered the combination of base salary and bonus for each individual, and then approved equity awards that, when added to each individual’s cash awards, would allow the individual to progress toward his or her total direct compensation target.

In determining the form of equity awards made in August 2013, the CNG Committee considered the purposes intended to be served by the Company’s three forms of equity awards, as discussed below.

Our Three Forms of Equity Awards Serve Different Purposes

The final determination of the amount and form of all equity awards is made by the CNG Committee.  Because each form of equity serves a different purpose, and because the award of each form of equity is driven by different metrics, the CNG Committee does not utilize predetermined LTIP awards based upon a percentage of base salary.

The CNG Committee utilizes three forms of equity compensation:

•            Performance-Based Restricted Stock, which is intended to drive retention, will not vest unless an Adjusted EBITDA hurdle is met at the end of the fiscal year in which the grant is made;

•            Stock Options and SARs, which are intended to promote sustainable business results by aligning employee interests with increased stockholder returns; and

•            Performance Shares, which are intended to incentivize our officers to attain difficult-to-reach strategic objectives — the achievement of threshold increases in adjusted free cash flow per share.

Equity is Granted Each Year, With No Off-Cycle Grants

Equity grants are made once annually, near the start of each fiscal year.  Members of Royal Gold’s management do not have authority to make off-cycle or ad-hoc equity grants. In the event of a new hire grant, approval is obtained prior to any grant being made either at a regularly scheduled CNG Committee meeting or by unanimous written consent of the CNG Committee.

Stock Options Are Not Subject to Any Future Price Adjustment

Stock options are considered long-term awards that are intended to drive stockholder value by aligning management and stockholders with regard to share price appreciation. The option exercise price is based on the closing price of the Company’s common stock on the NASDAQ Global Select Market on the date of grant. Options have ten-year terms. For all of the NEOs, stock options vest in equal annual increments over three years beginning on the first anniversary of the grant. Stock options, once granted, are not subject to any future price adjustment.

We typically award the first $100,000 in value of stock options in the form of incentive stock options (the limit for incentive stock options under the Internal Revenue Code), and amounts above $100,000 are typically awarded in the form of stock-settled stock appreciation rights.

Stock-Settled Stock Appreciation Rights (“SARs”) Are Not Subject to Any Future Price Adjustment

SARs are similar to stock options in that a SAR is a right to receive, upon exercise, the excess of the fair market value of one share of stock on the date of exercise over the grant price of the SAR.  Like incentive stock options, SARs are considered long-term awards that are intended to drive stockholder value by aligning management and stockholders with regard to share price appreciation. The exercise price of SARs is based on the closing price of the Company’s common stock on the NASDAQ Global Select Market on the date of grant. SARs have ten-year terms. For all of the NEOs, SARs vest in equal annual increments over three years beginning on the first anniversary of the grant. SARs, once granted, are not subject to any future price adjustment.

Restricted Stock is Performance-Based and is Forfeited if Adjusted EBITDA is Less Than Target

Restricted stock awards focus on retention by securing the long-term commitment of our executives. Shares of restricted stock are considered issued and outstanding with respect to which executives may vote and receive dividends paid in the ordinary course to other Royal Gold stockholders.

Restricted stock awards granted prior to August 13, 2012, vested in equal one-third increments beginning on the fourth anniversary of the restricted stock grant date, with full vesting six years from the date of grant. However, vesting restricted stock beginning on the fourth anniversary of the date of grant did not deter certain talented employees from leaving the Company before the first tranche of restricted stock vested.  To address this concern, while still encouraging employee retention and long-term commitment, the Board approved the CNG Committee’s recommendation that, beginning on August 13, 2012, restricted stock awards will vest in equal one-third increments beginning on the third anniversary of the restricted stock grant date, with full vesting five years from the date of grant.

In addition to the time-based vesting requirements described above, in August 2012, the CNG Committee introduced a performance-based vesting requirement for restricted stock awards granted to the NEOs beginning with awards made for fiscal year 2013. If the Company does not meet an Adjusted EBITDA hurdle established for the ensuing fiscal year, then all of the shares of stock underlying the restricted stock grant must be forfeited. The CNG Committee determined that the Adjusted EBITDA hurdle for fiscal 2014, $175 million, was achieved.

Performance Stock Awards are based on Growth in Adjusted Free Cash Flow per Share

Performance stock awards are intended to provide significant incentive to obtain long-term, non-dilutive growth performance.  The portion of each executive officer’s total compensation awarded in the form of performance shares varies for each officer. In awarding performance shares to any officer, the CNG Committee considers the officer’s responsibilities and his or her ability to influence or meet certain performance objectives.  Performance shares can only be earned if performance goals are met within five years of the date of grant. If the performance goals are not achieved by the end of the five year period, the performance shares are forfeited.

Performance shares granted for fiscal years 2012, 2013 and 2014 vest upon meeting a defined performance goal:  10% compounded annual growth in adjusted free cash flow per share (“AFCFPS”) on a trailing twelve-month basis.  Free cash flow, on a per share basis, is an important indicator of the Company’s financial health; and awarding performance stock based on incremental growth of AFCFPS closely aligns our executives’ interest in achieving per-share performance with the same interest of our stockholders.  The Company defines adjusted free cash flow, a non-GAAP financial measure, as operating income plus production taxes, exploration expenses, depreciation, depletion and amortization, non-cash charges and any impairment of mining assets, less non-controlling interests in operating income of consolidated subsidiaries.  Performance stock may vest in increments over five years from the grant date.  For example, a threshold level of 2.5% growth in compound AFCFPS is necessary for the minimum vesting of 25% of the performance shares.  Maximum vesting is earned with achievement of 10% compound AFCFPS.  (See Table 7 below.)  The CNG Committee believes this goal has proven to be aggressive and supports strong capital growth.

Table 7 — Growth in Adjusted Free Cash Flow per Share Required for Performance Sharing Vesting

Adjusted Free Cash Flow Per Share Achieved	% of Target	Award Funding Level
10%+ AFCFPS	100%	100%
7.5% AFCFPS	75%	75%
5% AFCFPS	50%	50%
2.5% AFCFPS	25%	25%
<2.5% AFCFPS	<25%	0%

Performance shares are not considered issued and outstanding shares with respect to which executives may vote or receive dividends. Performance shares are settled with shares of the Company’s common stock when they vest.

As of the date of this proxy statement, 25% of the performance goals set for the performance shares awarded in fiscal year 2012 were met, and none of the performance goals set for the performance shares awarded in fiscal year 2013 or 2014 were met.  As a result, 25% of the performance shares for fiscal year 2012 vested and were settled with common stock. For purposes of ASC 718 recognition of compensation expense, as of June 30, 2014, management determined that it is probable that:

•            0% of the remaining performance shares granted in fiscal year 2012 will vest in future periods;

•            0% of the performance shares granted in fiscal year 2013 will vest in future periods; and

•            25% of the performance shares granted in fiscal 2014 will vest in future periods.

Performance shares will not vest until the CNG Committee determines that performance objectives are actually met.

Table 8 — Performance Share Vesting to Date

Year	Performance Award Earned 2012	Performance Award Earned 2013	Performance Award Earned 2014
2012	25%	0%	0%
2013	N/A	0%	0%
2014	N/A	N/A	0%

Company representatives engaged with stockholders to discuss the Company’s compensation goals and pay program metrics.  The choice of AFCFPS as the primary metric for the Company’s performance share plan received strong support from the Company’s stockholders.  Moreover, the ability to vest incremental amounts of performance stock from each grant based upon sustained growth in AFCFPS coincides well with the lag between the Company’s investment in long lead-time development projects and the Company’s realization of financial returns on these investments.  We believe that the strong support received from most of our investors for our performance share program reflects their understanding of the long-term nature of our business strategy and that our performance share program ensures alignment between investors, management and our business model.

Employment Agreements

Royal Gold entered into employment agreements with each of its NEOs, most recently in September 2013, to replace expiring agreements (other than in the case of Mr. Heissenbuttel, who entered into an initial employment agreement in September 2013).  Pursuant to Mr. Jensen’s employment agreement, Mr. Jensen will continue to serve as the Company’s President and Chief Executive Officer and the Company’s Board of Directors will continue to nominate Mr. Jensen for re-election as Director. Pursuant to individual employment agreements, Messrs. Wenger, Kirchhoff, Heissenbuttel and Zisch will continue to serve as the Company’s Chief Financial Officer and Treasurer, Vice President, General Counsel and Secretary, Vice President Corporate Development, and Vice President Operations, respectively. The employment agreements are for one-year terms, renew automatically for four consecutive one-year periods, and will expire on September 15, 2018, unless either the Company or the executive timely elects not to renew the term of the employment agreement. As described below under the heading Potential Payments upon Termination or Change of Control, each employment agreement provides for severance compensation in certain events. None of the employment agreements provides for excise tax gross-ups for change-in-control provisions.

Benefit Programs

Benefit programs for the executive officers are generally common in design and purpose to those for the broad base of employees in the United States.  The Company also maintains a Simplified Employee Pension Plan, known as a Salary Reduction/Simplified Employee Pension Plan (“SARSEP Plan”), in which all employees are eligible to participate.  This plan was chosen because of regulatory compliance simplicity, avoidance of significant administrative expense, availability of tax-advantaged investment opportunities, and relative freedom from significant vesting or other limitations.  The SARSEP Plan allows employees to reduce their pre-tax salary, subject to certain limitations, and to put this money into a tax deferred investment plan.  This is a voluntary plan. Individuals may make contributions of up to the lesser of (i) 25% of their aggregate annual salary and bonus, or (ii) $17,500, or if the employee is over age 50, $23,000, for calendar year 2014.  The Company may make non-elective contributions, up to 7% of an individual’s annual salary and bonus, subject to limits.  Those that do not participate in the SARSEP Plan receive a 3% employer contribution in accordance with the Plan. Employer contributions are immediately 100% vested.  Total employee and employer contributions may not exceed the lesser of $52,000 for calendar 2014 or 25% of total compensation for any individual.

Perquisites

The Company believes perquisites for executives should be extremely limited in scope and value and, therefore, does not provide perquisites or other special benefits to executive officers.

Executive Stock Ownership

Royal Gold’s stock ownership requirements encourage its executive officers to achieve and maintain a minimum investment in the Company’s common stock at levels set by the CNG Committee. The requirement incentivizes its executive officers to focus on improving long-term stockholder value and aligns the interests of management and stockholders.  Royal Gold’s executive stock ownership program requires each of the Company’s executive officers to own a number of shares that is the equivalent to a multiple of his or her base salary. Unexercised stock options and SARs, unvested shares of restricted stock and unearned performance shares are not considered owned for purposes of the program. The multiple for the CEO is four times base salary, and the multiple for all other executive officers is two times base salary.  (see Table 9 below.)  Currently, the CEO owns 179,548 shares of the Company’s common stock.

There is no timeframe in which the executive officers must meet ownership targets. The program also requires each executive officer to hold an aggregate of fifty percent (50%) of the shares of stock acquired pursuant to any grant of options, SARs, restricted stock or performance stock, net of any shares sold to cover withholding taxes, until such executive officer reaches his or her ownership target.

Table 9 — NEO Stock Ownership Summary

Role	Guideline Value of Common Stock to be Owned	Actual Value Owned
President and CEO	4x Salary	19.1 x Salary
Chief Financial Officer and Treasurer	2x Salary	12.8 x Salary
VP, General Counsel and Secretary		5.4 x Salary
VP Corporate Development		7.9 x Salary
VP Operations		1.6 x Salary

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit on the amount that a public company may deduct for compensation paid in any one year to the Company’s Chief Executive Officer and certain other NEOs.  The limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance based” compensation.  The Company and the CNG Committee review and consider the deductibility of executive compensation under Section 162(m).  The CNG Committee usually seeks to satisfy the requirements necessary to allow the compensation of its named executive officers to be deductible under Section 162(m) of the Internal Revenue Code, but may also approve compensation that is not deductible under Section 162(m).

Post-Termination Compensation

The Company does not provide pension or other retirement benefits apart from the SARSEP Plan described above.  The Company provides certain post-termination benefits pursuant to the terms of employment agreements and the LTIP described above under “Employment Agreements” on page 32 and below under the section titled “Potential Payments upon Termination or Change-in-Control” on page 38.  None of the employment agreements provide for excise tax gross-ups for change-in-control provisions.

2014 SUMMARY COMPENSATION TABLE

The following table provides information regarding the compensation of the Company’s NEOs for fiscal years 2014, 2013 and 2012.

Name and	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	All Other Compensation(3)	Total
Principal Position	(fiscal)	($)	($)	($)	($)	($)	($)
Tony Jensen	2014	593,000	675,000	1,864,200	765,555	30,165	3,927,920
President and Chief Executive Officer	2013	575,000	630,000	828,520	657,035	30,252	2,720,807
	2012	540,000	530,000	1,472,688	604,456	35,427	3,182,571
Stefan Wenger	2014	350,000	295,000	397,696	289,568	36,602	1,368,866
Chief Financial Officer and Treasurer	2013	305,000	250,000	504,644	154,355	36,702	1,250,701
	2012	280,000	240,000	654,528	139,006	25,202	1,338,736
Bruce C. Kirchhoff	2014	330,000	275,000	397,696	289,568	31,102	1,323,366
Vice President, General Counsel and Secretary	2013	285,000	245,000	504,644	154,355	29,377	1,218,376
	2012	275,000	230,000	654,528	139,006	27,377	1,325,911
William Heissenbuttel	2014	360,000	295,000	397,696	289,568	32,577	1,374,841
Vice President Corporate Development	2013	330,000	265,000	504,644	154,355	31,360	1,285,359
	2012	290,000	240,000	654,528	139,006	27,977	1,351,511
William M. Zisch	2014	350,000	285,000	397,696	289,568	29,827	1,352,091
Vice President Operations	2013	320,000	260,000	504,644	154,355	30,427	1,269,426
	2012	280,000	240,000	654,528	139,006	21,220	1,334,754

(1)         Amounts shown reflect the total grant date fair value of restricted stock awards and performance stock awards, determined in accordance with ASC 718, made during fiscal years 2014, 2013 and 2012.  Amounts shown do not represent cash payments made to the individuals, amounts realized or amounts that may be realized.  Refer to Note 8 to the Company’s consolidated financial statements contained in the Company’s 2014 Annual Report on Form 10-K filed with the SEC on August 7, 2014, for a discussion on the valuation of the restricted stock and performance stock awards.  In accordance with ASC 718 recognition of compensation expense, it was assumed that 25% of the performance stock awards granted in fiscal year 2014, 50% of the performance stock awards granted in fiscal year 2013, and 75% of the performance stock awards granted in fiscal year 2012 will vest.

(2)         Amounts shown reflect the total grant date fair value of stock options and SARs, determined in accordance with ASC 718 using the Black-Scholes-Merton option-pricing model, awarded during fiscal years 2014, 2013 and 2012.  Amounts shown do not represent cash payments made to the individuals, amounts realized or amounts that may be realized.  Refer to Note 8 to the Company’s consolidated financial statements contained in the Company’s 2014 Annual Report on Form 10-K filed with the SEC on August 7, 2014, for a discussion of the assumptions used in valuation of stock option and SARs awards.

(3)         All Other Compensation includes the following:

Name	Year (fiscal)	Employer SARSEP Contributions	Life and Accidental Death & Dismemberment Insurance Premiums	Long-Term Disability Insurance Premiums	Total All Other Compensation
Tony Jensen	2014	$28,638	$702	$825	$30,165
	2013	$28,725	$702	$825	$30,252
	2012	$33,900	$702	$825	$35,427
Stefan Wenger	2014	$35,075	$702	$825	$36,602
	2013	$35,175	$702	$825	$36,702
	2012	$23,675	$702	$825	$25,202
Bruce C. Kirchhoff	2014	$29,575	$702	$825	$31,102
	2013	$27,850	$702	$825	$29,377
	2012	$25,850	$702	$825	$27,377
William Heissenbuttel	2014	$31,050	$702	$825	$32,577
	2013	$29,833	$702	$825	$31,360
	2012	$26,450	$702	$825	$27,977
William M. Zisch	2014	$28,300	$702	$825	$29,827
	2013	$28,900	$702	$825	$30,427
	2012	$19,693	$702	$825	$21,220

The Company provides SARSEP and life and disability benefits to all of its employees.  The Company matches employee contributions to the SARSEP Plan, up to 7% of an individual’s aggregate annual salary and bonus, subject to limits (see Benefit Programs on page 32).

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2014

This table provides information regarding incentive awards and other stock-based awards granted during fiscal year 2014 to the NEOs.

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options(3)	Exercise or Base Prices of Option Awards(4)	Grant Date Fair Value of Stock and Option Awards(5)
		Threshold	Target	Maximum
Name	Grant Date	(#)	(#)	(#)	(#)	(#)	($/sh)	($)
Tony Jensen	8/27/2013	6,000	24,000	24,000				$1,491,360
	8/27/2013				12,000			$745,680
	8/27/2013					36,000	$62.14	$765,555
Stefan Wenger	8/27/2013	2,200	8,800	8,800				$546,832
	8/27/2013				4,200			$260,988
	8/27/2013					13,500	$62.14	$289,568
Bruce C. Kirchhoff	8/27/2013	2,200	8,800	8,800				$546,832
	8/27/2013				4,200			$260,988
	8/27/2013					13,500	$62.14	$289,568
William Heissenbuttel	8/27/2013	2,200	8,800	8,800				$546,832
	8/27/2013				4,200			$260,988
	8/27/2013					13,500	$62.14	$289,568
William M. Zisch	8/27/2013	2,200	8,800	8,800				$546,832
	8/27/2013				4,200			$260,988
	8/27/2013					13,500	$62.14	$289,568

(1)         Represents performance stock awards that will vest upon achievement of target performance objectives within five years of the grant.  If target performance objectives are not met within five years of the grant, the performance stock awards will be forfeited.  If target performance objectives are met at any time during the five year period, up to 100% of the performance stock awards will vest.  Interim amounts may vest in 25% increments upon achievement of 25%, 50%, 75% and 100% of the target objectives.  Amounts shown in the “Threshold” column represent minimum achievement of 25% of the target objectives.  Amounts shown in the “Target” column and “Maximum” column represent maximum achievement of 100% of the target objectives.  Each performance stock award, if earned, will be settled with a share of Royal Gold common stock.  The closing price of Royal Gold’s common stock on the NASDAQ Global Select Market on the date of grant was $62.14.  The performance target is 10% compounded annual growth in adjusted free cash flow per share on a trailing twelve-month basis.  Performance stock awards will not vest until the performance target, or a 25% increment thereof, is actually met.  Performance stock awards are not issued and outstanding shares upon which NEOs may vote or receive dividends.

(2)         Represents shares of performance-based restricted stock that vest based on continued service after meeting a threshold corporate performance goal.  The closing price of Royal Gold’s common stock on the NASDAQ Global Select Market on the date of grant was $62.14.  Shares of restricted stock granted during fiscal year 2014 will vest ratably over three years commencing on the third anniversary of the grant date.  Accordingly, one-third of the awarded shares will vest on August 27 of each of the years 2016, 2017 and 2018.  Shares of restricted stock are issued and outstanding shares of common stock which have voting rights and upon which the NEOs received dividends calculated at the same rate paid to other stockholders.

(3)         Represents stock option and SARs awards that vest ratably over three years commencing on the first anniversary of the grant date.  Accordingly, one-third of the stock options and SARs will become exercisable on August 27 of each of the years 2014, 2015 and 2016.  Amounts for Messrs. Jensen, Wenger, Kirchhoff, Heissenbuttel, and Zisch include SARs awards of 34,391, 11,891, 11,891, 11,891 and 11,891 shares, respectively, and 1,609 stock option awards for each individual.

(4)        Exercise or base price is the closing price of the Company’s common stock on the NASDAQ Global Select Market on the grant date.

(5)         Amounts shown represent the total fair value of awards calculated as of the grant date in accordance with ASC 718 and do not represent cash payments made to the individuals, amounts realized or amounts that may be realized.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR END

This table provides information about the total outstanding stock options, SARs, shares of restricted stock and performance stock awards for each of the NEOs as of June 30, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested(2) (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)		Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Tony Jensen	7,332	—		$53.00	11/18/2019
	20,000	—		$49.66	11/17/2020
	7,200	7,200	(6)	$68.18	8/18/2021
	7,334	14,666	(7)	$75.32	8/13/2022
	—	36,000	(8)	$62.14	8/27/2023
						6,666	(9)	$507,483
						2,000	(10)	$152,260
						12,000	(11)	$913,560
									15,000	(12)	$1,141,950
									16,200	(13)	$1,233,306
									22,000	(14)	$1,674,860
									24,000	(15)	$1,827,120

Stefan Wenger	5,114	—		$53.00	11/18/2019
	4,000	—		$49.66	11/17/2020
	3,334	1,666	(6)	$68.18	8/18/2021
	1,751	3,499	(7)	$75.32	8/13/2022
	—	13,500	(8)	$62.14	8/27/2023
						3,334	(9)	$253,817
						5,000	(10)	$380,650
						6,000	(11)	$456,780
						5,000	(16)	$380,650
						4,500	(17)	$342,585
						4,200	(18)	$319,746
									2,500	(12)	$190,325
									3,450	(13)	$262,649
									4,400	(14)	$334,972
									8,800	(15)	$669,944

Bruce C. Kirchhoff	1,600	—		$32.40	2/15/2017
	10,000	—		$29.75	11/7/2017
	10,000	—		$30.96	11/5/2018
	7,000	—		$53.00	11/18/2019
	6,000	—		$49.66	11/17/2020
	3,334	1,666	(6)	$68.18	8/18/2021
	1,751	3,499	(7)	$75.32	8/13/2022
	—	13,500	(8)	$62.14	8/27/2023
						3,334	(9)	$253,817
						5,000	(10)	$380,650
						6,000	(11)	$456,780
						5,000	(16)	$380,650
						4,500	(17)	$342,585
						4,200	(18)	$319,746
									2,500	(12)	$190,325
									3,450	(13)	$262,649
									4,400	(14)	$334,972
									8,800	(15)	$669,944

William Heissenbuttel	2,500	—		$28.78	11/7/2016
	10,000	—		$29.75	11/7/2017
	10,000	—		$30.96	11/5/2018
	7,000	—		$53.00	11/18/2019
	6,000	—		$49.66	11/17/2020
	3,334	1,666	(6)	$68.18	8/18/2021
	1,751	3,499	(7)	$75.32	8/13/2022
	—	13,500	(8)	$62.14	8/27/2023

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested(2) (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)		Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
William Heissenbuttel						3,334	(9)	$253,817
(continued)						5,000	(10)	$380,650
						6,000	(11)	$456,780
						5,000	(16)	$380,650
						4,500	(17)	$342,585
						4,200	(18)	$319,746
									2,500	(12)	$190,325
									3,450	(13)	$262,649
									4,400	(14)	$334,972
									8,800	(15)	$669,944

William M. Zisch	7,000	—		$53.00	11/18/2019
	6,000	—		$49.66	11/17/2020
	3,334	1,666	(6)	$68.18	8/18/2021
	1,751	3,499	(7)	$75.32	8/13/2022
	—	13,500	(8)	$62.14	8/27/2023	5,000	(10)	$380,650
						6,000	(11)	$456,780
						5,000	(16)	$380,650
						4,500	(17)	$342,585
						4,200	(18)	$319,746	2,500	(12)	$190,325
									3,450	(13)	$262,649
									4,400	(14)	$334,972
									8,800	(15)	$669,944

(1)	Figures represent shares of common stock underlying stock options and SARs. Stock options and SARs vest ratably over three years commencing on the first anniversary of the grant date.

(2)

Represents shares of performance-based restricted stock that vest based on continued service after meeting threshold corporate performance goals. Shares of restricted stock granted prior to August 13, 2012, vest ratably over three years commencing on the fourth anniversary of the grant date. Shares of restricted stock granted on and after August 13, 2012, vest ratably over three years commencing on the third anniversary of the grant date.

(3)

Market value is based on a stock price of $76.13, the closing price of Royal Gold’s common stock on the NASDAQ Global Select Market on June 30, 2014, and the outstanding number of shares of restricted stock.

(4)

Represents performance stock awards that will vest upon achievement of target performance objectives within five years of the grant. If target performance objectives are not met within five years of the grant, the performance stock awards will be forfeited. If target performance objectives are met at any time during the five year period, 100% of the performance stock awards will vest. Interim amounts may vest in 25% increments upon achievement of 25%, 50%, 75% and 100% of the target objectives. Each performance stock award, if earned, will be settled with shares of Royal Gold common stock. Performance targets for awards made prior to fiscal 2012 are based on growth of free cash flow per share on a trailing twelve month basis and growth of royalty ounces in reserve per share on an annual basis. Performance targets for awards made beginning in fiscal 2012 are based on growth of adjusted free cash flow per share on a trailing twelve month basis.

(5)

Payout value is based on a stock price of $76.13, the closing price on the NASDAQ Global Select Market on June 30, 2014, and assuming 100% of the performance stock awards shown will vest based on the achievement of target performance objectives. Amounts indicated are not necessarily indicative of the amounts that may be realized by the NEO.

(6)	Stock options and SARs became exercisable on August 18, 2014.

(7)

One-half of these stock options and SARs became exercisable on August 13, 2014, and the remaining half will vest on August 13, 2015. Amounts include 1,300 stock options and 20,700, 3,950, 3,950, 3,950 and 3,950 SARs for Messrs. Jensen, Wenger, Kirchhoff, Heissenbuttel and Zisch, respectively

(8)

One-third of these stock options and SARs became exercisable on August 27, 2014; the remaining two-thirds will vest in equal parts on each of August 27, 2015 and 2016. Amounts include 1,609 stock options and 34,391, 11,891, 11,891, 11,891 and 11,891 SARs for Messrs. Jensen, Wenger, Kirchhoff, Heissenbuttel and Zisch, respectively.

(9)	Shares will vest on November 5, 2014.

(10)	One-half of the shares will vest on each of November 18, 2014 and 2015.

(11)	One-third of the shares will vest on each of August 27, 2016, 2017 and 2018.

(12)	Awards will expire on November 17, 2015, if the vesting requirements are not met.

(13)	Awards will expire on August 18, 2016, if the vesting requirements are not met.

(14)	Awards will expire on August 13, 2017, if the vesting requirements are not met.

(15)	Awards will expire on August 27, 2018, if the vesting requirements are not met.

(16)	Shares will vest ratably on November 18, 2015, 2016 and 2017.

(17)	Shares will vest ratably on November 13, 2015, 2016 and 2017.

(18)	Shares will vest ratably on August 27, 2016, 2017 and 2018.

FISCAL YEAR 2014 OPTION EXERCISES AND STOCK VESTED

This table provides information on option exercises and the vesting of shares of restricted stock or performance stock awards for each of the NEOs during fiscal year 2014.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
Name	(#)	($)	(#)	($)
Tony Jensen	—	$—	14,333	$669,591
Stefan Wenger	6,886	$167,827	9,167	$429,499
Bruce C. Kirchhoff	—	$—	9,167	$429,999
William Heissenbuttel	—	$—	9,167	$429,999
William M. Zisch	—	$—	2,500	$118,350

(1)

Value realized upon exercise of stock options and SARs was computed by subtracting the exercise price of the option from the closing price of the underlying Royal Gold common stock on the date of exercise and multiplying that number by the number of shares underlying the options exercised.

(2)	Amounts shown represent the number of restricted stock awards that vested on November 12, 2013 and November 18, 2013.

(3)

Value realized upon vesting of restricted stock awards was computed by multiplying the closing price of the underlying Royal Gold common stock on the NASDAQ Global Select Market on the date that the restricted stock awards vested, by the number of restricted stock awards that vested. The closing price of the Company’s common stock on NASDAQ Global Select Market on November 12, 2013 and November 18, 2013 was $46.67 and $47.34, respectively.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Agreements

Royal Gold entered into employment agreements with each of its NEOs, most recently in September 2013 to replace expiring agreements (other than in the case of Mr. Heissenbuttel, who entered into an initial employment agreement in September 2013). Each of the employment agreements provides post-termination benefits and benefits upon a change of control to the NEOs.  None of the employment agreements provides for excise tax gross-ups.

Pursuant to the employment agreements, each of the NEOs will receive severance compensation upon an involuntary termination of employment by the Company without “Cause,” a voluntary termination of employment by the executive for “Good Reason,” or if the Company elects not to renew the employment term during the four-year renewal period.  If such termination or non-renewal does not occur within the period from 90 days before a “Change of Control” through two years after a “Change of Control,” then the executive will be entitled to a lump-sum payment of one times his then base salary plus one times the average annual bonus paid to the executive for the prior three years.  If such termination or non-renewal occurs within the period from 90 days before a “Change of Control” through two years after a “Change of Control,” the executive will be entitled to a lump-sum payment of two and one-half times his then base salary, in the case of Mr. Jensen, and one and one-half times his then base salary, in the case of Messrs. Wenger, Kirchhoff, Heissenbuttel and Zisch, plus two and one-half times the average annual bonus paid for the prior three years, in the case of Mr. Jensen, and one and one-half times the average annual bonus paid for the prior three years, in the case of Messrs. Wenger, Kirchhoff, Heissenbuttel and Zisch, and continued employee benefits for twelve months for each executive.  Mr. Heissenbuttel entered into his initial employment agreement with the Company in September 2013 and was not entitled to severance compensation before such time.

Under the terms of the employment agreements, an executive receives no severance compensation in the event of a termination by the Company for “Cause,” a voluntary termination by the executive without “Good Reason,” or if the executive elects not to renew the term of the employment agreement during the four-year renewal period.

The employment agreements contain (i) restrictions on the use of the Company’s proprietary and confidential information and (ii) non-competition and non-solicitation provisions that apply during the term of the agreements and for the 12 months following termination of employment.  If an executive breaches such restrictive covenants, the executive forfeits his right to the severance compensation due under his employment agreement, except to the extent required by law.

“Cause” is deemed to exist for purposes of the employment agreements if the executive (i) commits fraud, theft, embezzlement or misappropriation against the Company; (ii) is found guilty of a felony or any other crime involving moral turpitude; (iii) compromises Company proprietary and confidential information or engages in gross or willful misconduct that causes substantial and material harm to the Company; or (iv) materially breaches the employment agreement and fails to cure such breach.  “Good Reason” is defined as the timely noticed and uncured occurrence of any of the following circumstances: (i) any material adverse change in the executive’s title or responsibilities with the Company; (ii) any material reduction in the executive’s base salary; (iii) receipt of notice of relocation of more than 50 miles from the job-site immediately prior to the effective date of the employment agreement; or (iv) if a Change of Control has occurred, failure to provide for the executive’s participation in compensation plans that are not less favorable than those provided by the Company to similarly situated executive officers and those provided for under any plans in which the executive was participating immediately prior to the date on which a Change of Control occurs.  “Change of Control” means any of the following:  (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company in which the Company is not the surviving entity; (ii) a sale of substantially all of the assets of the Company to another person or entity; (iii) any transaction which results in any person or entity (other than persons who are stockholders or affiliates immediately prior to the transaction) owning fifty percent (50%) or more of the combined voting power of all classes of stock of the Company; or (iv) during any period of two consecutive years, a change in the majority membership on the Board of Directors, except as approved by the majority of Directors then still in office who were Directors at the beginning of such period.

2004 Omnibus Long-Term Incentive Plan

The award agreements under the LTIP provide accelerated vesting of stock options, shares of performance based restricted stock and performance stock awards upon an involuntary termination of employment without “cause,” a voluntary termination of employment for “good reason” or, for executives with employment agreements, if the Company elects not to renew the employment term during the four year renewal period under the employment agreement. If such termination or non-renewal occurs within two years after a “change of control” (or in the 90 days before a “change of control” under the terms of the award agreements granted in or after August 2013), then upon such termination or non-renewal, all stock options will become immediately exercisable and all shares of restricted stock (subject to satisfaction of any performance criteria) and performance stock awards will fully vest. If such termination or non-renewal does not occur within two years after a “change of control” (or in the 90 days before a “change of control” under the terms of the award agreements granted in or after August 2013),  then upon such termination or non-renewal (i) all stock options will become immediately exercisable, (ii) a prorated portion of each grant of shares of restricted stock will vest (subject to satisfaction of any performance criteria) based on the period of employment from the date of grant to the date of termination or non-renewal and (iii) all or a portion of the performance stock awards will fully vest based on the number of performance stock awards to which the grantee would have been entitled taking into account the Company’s performance through the last day of the fiscal quarter in which the termination or non-renewal takes place, determined in accordance with the Company’s practices with respect to performance stock awards.  The Company’s restricted stock agreement, incentive stock option agreements granted in or after August 2013, and stock-settled stock appreciation rights agreements granted in or after August 2013, under the LTIP also provide that all unvested shares of restricted stock, unvested stock options and unvested stock appreciation rights will become immediately vested upon a termination, other than for “Cause,” after 15 years of service.

Other Employee Benefits

The Company provides life insurance benefits up to $150,000 to all of its employees.  The Company also provides long-term disability coverage to all of its employees that provides for 60% of monthly salary protection up to $7,000 a month until age 65.  Each of the NEOs shown below would be entitled to these amounts upon termination for death or disability.

The table below shows the estimated payments and benefits for each of our NEOs that would be provided as a result of termination or a change-in-control of the Company. Calculations for this table assume that the triggering event took place on June 30, 2014, the last business day of our 2014 fiscal year, except as noted.  Calculations for amounts shown for awards under the Company’s LTIP are based on the closing price of the Company’s common stock on the NASDAQ Global Select Market on June 30, 2014, which was $76.13 and, for Messrs. Jensen, Wenger, Kirchhoff and Zisch, other than as noted, based on acceleration benefits provided under award modification agreements entered into on September 15, 2008.

		Value of
		Medical	2004 LTIP
Name	Cash Compensation	Insurance Continuation	Restricted Stock	Stock Options and SARs	Performance Stock Awards	Total
Tony Jensen Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$593,000	—	$748,597	$762,215	—	$2,103,812

Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$3,011,667	$28,301	$1,573,379	$762,215	$5,877,236	$11,252,798
Stefan Wenger Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$350,000	—	$1,171,213	$252,082	—	$1,773,295

Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$917,500	$28,301	$2,134,152	$252,082	$1,457,890	$4,789,925
Bruce C. Kirchhoff Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$330,000	—	$1,206,143	$1,334,113	—	$2,870,256

Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$870,000	$28,301	$2,134,152	$1,334,113	$1,457,890	$5,824,456
William Heissenbuttel Involuntary or Voluntary Termination	$360,000	—	$1,171,213	$1,382,520	—	$2,913,733

Involuntary Termination with Change of Control	$940,000	$28,301	$2,134,152	$1,382,520	$1,457,890	$5,942,863
William M. Zisch Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$350,000	—	$932,295	$348,645	—	$1,630,940

Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$917,500	$28,301	$1,880,411	$348,645	$1,457,890	$4,632,747

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning shares of common stock that are authorized and available for issuance under the Company’s equity compensation plan as of June 30, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders (1)	389,445	(2)	$53.13	(3)	957,265
Equity compensation plans not approved by stockholders (4)	—		—		—
Total	389,445		$53.13		957,265

(1)	Represents the Company’s 2004 Omnibus Long-Term Incentive Plan.

(2)	Includes 107,850 shares of common stock issuable upon the vesting of performance stock awards that vest upon the achievement of target performance objectives within five years of the grant.

(3)	Weighted-average exercise price does not take into account shares of common stock issuable upon vesting of performance stock awards, which do not have exercise prices.

(4)	The Company does not maintain equity compensation plans that have not been approved by its stockholders.

Other Information

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership in the Company’s equity securities to the Securities and Exchange Commission.  Officers, Directors and greater than 10% stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file.  Based solely on its review of copies of such reports received and written representations from such persons that no other reports were required for those persons, the Company believes that all filing requirements applicable to its officers, Directors and greater than 10% stockholders were timely met for fiscal year 2014.

OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his own judgment on such matters.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2015 Annual Meeting of Stockholders and to be included in the Company’s proxy materials for the 2015 Annual Meeting of Stockholders must be received by the Company at its principal executive office in Denver, Colorado, by June 3, 2015, if such proposals are to be considered timely and included in the proxy materials. The inclusion of any stockholder proposal in the proxy materials for the 2015 Annual Meeting of Stockholders will be subject to applicable rules of the Securities and Exchange Commission.

Stockholders may present proposals for the 2015 Annual Meeting that are proper subjects for consideration at the Annual Meeting even if the proposal is not submitted by the deadline for inclusion in the proxy materials.  To do so, the proposal must be received not less than 90 but no more than 120 days prior to November 14, 2015 (which is the first anniversary of the 2014 Annual Meeting of Stockholders).  If the number of Directors to be elected at the 2015 Annual Meeting is increased and there is no public announcement by the Company specifying the size of the increased Board at least 100 days before November 14, 2015 (which is the first anniversary of the 2014 Annual Meeting), the stockholder’s notice with respect to nominees for any new positions created by such increase must be received not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

Proxies for the 2015 Annual Meeting of Stockholders will confer discretionary authority to vote with respect to all proposals of which the Company does not receive proper notice by August 17, 2015.

ANNUAL REPORT ON FORM 10-K

Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the Annual Meeting, the Company will provide, without charge, a copy of its Annual Report on Form 10-K including financial statements and any required financial statement schedules, as filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2014. Requests for a copy of the Annual Report should be mailed, faxed, or sent via e-mail to Bruce C. Kirchhoff, Vice President, General Counsel and Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202-1132, 303-595-9385 (fax), or bkirchhoff@royalgold.com.

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials and the Annual Report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials and the Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents.

To receive a separate copy of the Notice and, if applicable, these proxy materials or the Annual Report, or to receive a separate copy of our proxy materials in the future, stockholders may contact us at the following address:

Bruce C. Kirchhoff

Vice President, General Counsel and Secretary

Royal Gold, Inc.

1660 Wynkoop Street, Suite 1000

Denver, Colorado 80202-1132

303-595-9385 (fax)

bkirchhoff@royalgold.com

Stockholders who hold shares in street name (as described on page 1) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

* * * * * * * * * * * * * *

BY ORDER OF THE BOARD OF DIRECTORS

Bruce C. Kirchhoff
Vice President, General Counsel and Secretary

Denver, Colorado
October 1, 2014

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ROYAL GOLD, INC. 1660 WYNKOOP ST., SUITE 1000 DENVER, CO 80202-1132 M78725-P56167 ROYAL GOLD, INC. The Board of Directors recommends you vote FOR the following: For Against Abstain 1. Election of Directors Nominees: ! ! ! 1a. M. Craig Haase ! ! ! 1b. Kevin McArthur ! ! ! 1c. Christopher M.T. Thompson The Board of Directors recommends you vote FOR proposals 2. and 3. Abstain For Against ! ! ! 2. PROPOSAL to ratify the appointment of Ernst & Young LLP as independent registered public accountants of the Company for the fiscal year ending June 30, 2015. ! ! ! 3. PROPOSAL to approve the advisory resolution relating to executive compensation. NOTE: In their discretion, the Proxies are also authorized to vote all of the shares of the undersigned upon such other business as may properly come before the Meeting. Management and Directors are not currently aware of any other matters to be presented at the Meeting. ! For address changes and/or comments, please check this box and write them on the back where indicated. Yes No ! ! Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com. M78726-P56167 ROYAL GOLD, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints William M. Hayes and M. Craig Haase, or either of them, as attorneys, agents and proxies each with full power of substitution to vote, as designated on the reverse, all the shares of Common Stock of Royal Gold, Inc. held of record by the undersigned on September 17, 2014, at the Annual Meeting of Stockholders of Royal Gold, Inc. (the "Meeting") which will be held on November 14, 2014, at the Ritz-Carlton Hotel, 1881 Curtis Street, Denver, Colorado, at 9:00 a.m., Mountain Standard Time, or at any postponement or adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3. The undersigned acknowledges receipt of this Proxy and a copy of the Notice of Annual Meeting and Proxy Statement, dated October 1, 2014. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. ROYAL GOLD, INC. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on November 14, 2014. ROYAL GOLD, INC. 1660 WYNKOOP ST., SUITE 1000 DENVER, CO 80202-1132 Meeting Information Meeting Type: Annual Meeting For holders as of: September 17, 2014 Date: November 14, 2014 Time: 9:00 AM MST Location: Ritz-Carlton Hotel 1881 Curtis Street Denver, Colorado 80202 See the reverse side of this notice to obtain proxy materials and voting instructions. M78821-P56167

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before November 2, 2014 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. NOTICE OF ANNUAL MEETING AND PROXY STATEMENT ANNUAL REPORT . XXXX XXXX XXXX . XXXX XXXX XXXX . XXXX XXXX XXXX Proxy Materials Available to VIEW or RECEIVE: M78822-P56167

Voting Items 3. PROPOSAL to approve the advisory resolution relating to executive compensation. 2. PROPOSAL to ratify the appointment of Ernst & Young LLP as independent registered public accountants of the Company for the fiscal year ending June 30, 2015. NOTE: In their discretion, the Proxies are also authorized to vote all of the shares of the undersigned upon such other business as may properly come before the Meeting. Management and Directors are not currently aware of any other matters to be presented at the Meeting. 1a. M. Craig Haase 1b. Kevin McArthur 1c. Christopher M.T. Thompson 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2. and 3. M78823-P56167

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